LOAN AND SECURITY AGREEMENT

                           $30,000,000 Credit Facility

           provided by CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC to

                              RESORT FUNDING, INC.

                             As of November 14, 1997

                                TABLE OF CONTENTS

SECTION 1.  DEFINITION OF TERMS ............................................   1
      1.1   Advance ........................................................   1
      1.2   Affiliate ......................................................   1
      1.3   Agreement ......................................................   2
      1.4   Applicable Approved Construction Budget ........................   2
      1.5   Applicable Approved Construction Schedule ......................   2
      1.6   Applicable Borrowing Base Percentage ...........................   2
      1.7   Applicable Declaration..........................................   2
      1.8   Applicable Jurisdiction ........................................   2
      1.9   Applicable Laws ................................................   2
      1.10  Applicable Mortgage ............................................   2
      1.11  Applicable Resort ..............................................   2
      1.12  Applicable Timeshare Documents .................................   2
      1.13  Applicable Underlying Borrower .................................   3
      1.14  Applicable Underlying Guarantor ................................   3
      1.15  Applicable Underlying Loan .....................................   3
      1.16  Applicable Underlying Loan Collateral ..........................   3
      1.17  Applicable Underlying Loan Documents ...........................   3
      1.18  Approved Costs .................................................   3
      1.19  Architect ......................................................   3
      1.20  Base Rate ......................................................   3
      1.21  Borrower .......................................................   4
      1.22  Borrowing Base .................................................   4
      1.23  Borrowing Term .................................................   4
      1.24  Business Day ...................................................   4
      1.25  Closing Date ...................................................   4
      1.26  Code............................................................   4
      1.27  Collateral......................................................   4
      1.28  Commitment......................................................   6
      1.29  Common Elements ................................................   6
      1.30  Common Furnishings .............................................   6
      1.31  Construction Contract ..........................................   6
      1.32  Construction Mortgage ..........................................   6
      1.33  Custodial Agreement ............................................   7
      1.34  Custodian. Banker's Trust Company ..............................   7
      1.35  Debtor Relief Laws .............................................   7
      1.36  Default ........................................................   7
      1.37  Default Rate ...................................................   7
      1.38  Draw Request ...................................................   7
      1.39  Eligible Note Receivable .......................................   7
      1.40  Encumbered Interval ............................................   9
      1.41  Encumbered Personal Property ...................................   9
      1.42  Environmental Laws .............................................   9
      1.43  Event of Default................................................   9

      1.44  Financed Improvements ..........................................  10
      1.45  Financial Statements ...........................................  10
      1.46  GAAP............................................................  10
      1.47  Guarantor ......................................................  10
      1.48  Guaranty .......................................................  10
      1.49  Hazardous Materials ............................................  10
      1.50  Holdback Amount ................................................  10
      1.51  Holdback Balance................................................  11
      1.52  Initial Advance ................................................  11
      1.53  Initial Underlying Loan Advance ................................  11
      1.54  Interest Rate ..................................................  11
      1.55  Interval .......................................................  11
      1.56  Inventory Mortgage .............................................  11
      1.57  Land............................................................  11
      1.58  Lien............................................................  11
      1.59  Loan............................................................  12
      1.60  Loan Documents .................................................  12
      1.61  Loan-to-Value Ratio ............................................  12
      1.62  Lockbox Agent ..................................................  13
      1.63  Lockbox Agreement ..............................................  13
      1.64  Mandatory Prepayment ...........................................  13
      1.65  Maturity Date ..................................................  13
      1.66  Minimum Monthly Interest Payment ...............................  13
      1.67  Minimum Net Worth Requirement ..................................  13
      1.68  Mortgaged Real Property ........................................  13
      1.69  Note............................................................  14
      1.70  Note Receivable ................................................  14
      1.71  Obligations ....................................................  14
      1.72  Permitted Liens and Encumbrances ...............................  14
      1.73  Person .........................................................  14
      1.74  Phase I Environmental Inspection ...............................  14
      1.75  Plans ..........................................................  15
      1.76  Pledged Note Receivable ........................................  15
      1.77  Prime Rate......................................................  15
      1.78  Qualified Borrower .............................................  15
      1.79  Qualified Borrower Underwriting Guidelines .....................  15
      1.80  Qualified Loan .................................................  15
      1.81  Qualified Loan Underwriting Guidelines .........................  16
      1.82  Qualified Resort................................................  16
      1.83  Qualified Resort Underwriting Guidelines........................  16
      1.84  Release Fee ....................................................  16
      1.85  Servicing Agent ................................................  16
      1.86  Servicing Agreement ............................................  17
      1.87  Structuring Advisory Fee .......................................  17
      1.88  Subordination Agreement ........................................  17
      1.89  Survey .........................................................  17

      1.90  Timeshare Receivables Credit Facility ..........................  17
      1.91  Underlying Guaranty ............................................  17
      1.92  Unit............................................................  18
      1.93  Verification Agent .............................................  18
      1.94  Verification Agent's Agreement .................................  18
      1.95  Warrants .......................................................  18

SECTION 2.  THE LOAN .......................................................  18
      2.1   Purposes .......................................................  18
      2.2   Qualified Loans ................................................  18
      2.3   Advances .......................................................  19
      2.4   Interest Rate ..................................................  20
      2.5   Payments .......................................................  20
      2.6   Prepayments ....................................................  23
      2.7   Guaranty .......................................................  24

SECTION 3.  COLLATERAL .....................................................  24
      3.1   Grant of Security Interest .....................................  24
      3.2   Security Interest in All Pledged Notes Receivable ..............  24
      3.3   Financing Statements ...........................................  24
      3.4   Location of Collateral..........................................  24
      3.5   Protection of Collateral; Reimbursement ........................  24
      3.6   Cross-Collateralization and Default ............................  25

SECTION 4.  CONDITIONS PRECEDENT TO CLOSING AND FUNDING PROCEDURES..........  26
      4.1   The Loan .......................................................  26
      4.2   Applicable Underlying Loans ....................................  27
      4.3   Funding Procedures .............................................  37
      4.4   Advances Do Not Constitute a Waiver ............................  44

SECTION 5   GENERAL REPRESENTATIONS AND WARRANTIES .........................  44
      5.1   Organization, Standing, Qualification ..........................  44
      5.2   Organization, Standing, Qualification ..........................  44
      5.3   Authorization, Enforceability, Etc..............................  45
      5.4   Financial Statements and Business Condition ....................  46
      5.5   Taxes ..........................................................  47
      5.6   Title to Properties; Prior Liens ...............................  47
      5.7   Subsidiaries, Affiliates, and Capital Structure ................  47
      5.8   Litigation, Proceedings, Etc....................................  48
      5.9   Environmental Matters ..........................................  48
      5.10  Full Disclosure ................................................  48
      5.11  Use of Proceeds/Margin Stock ...................................  48
      5.12  No Defaults ....................................................  49
      5.13  Restrictions of Borrower .......................................  49

      5.14  Broker's Fees ..................................................  49
      5.15  Tax Identification/Social Security Numbers .....................  49
      5.16  Legal Compliance................................................  49
      5.17  Continuation and Investigation .................................  50

SECTION 6.  COVENANTS ......................................................  50
      6.1   Affirmative Covenants ..........................................  50
      6.2   Construction Covenants. ........................................  61
      6.3   Negative Covenants .............................................  64
      6.4   Minimum Net Worth Requirement ..................................  66

SECTION 7.  EVENTS OF DEFAULT ..............................................  66
      7.1   The Loan .......................................................  67
      7.2   Applicable Underlying Loans ....................................  69

SECTION 8.  REMEDIES .......................................................  72
      8.1   Remedies Upon Default ..........................................  72
      8.2   Notice of Sale .................................................  74
      8.3   Application of Collateral; Termination of Agreements ...........  74
      8.4   Rights of Lender Regarding Collateral ..........................  75
      8.5   Delegation of Duties and Rights ................................  75
      8.6   Lender Not in Control ..........................................  75
      8.7   Waivers ........................................................  76
      8.8   Cumulative Rights ..............................................  76
      8.9   Expenditures by Lender .........................................  76
      8.10  Diminution in Value of Collateral ..............................  76

SECTION 9.  CERTAIN RIGHTS OF LENDER .......................................  76
      9.1   Protection of Collateral .......................................  76
      9.2   Performance by Lender ..........................................  77
      9.3   No Liability of Lender .........................................  77
      9.4   Right to Defend Action Affecting Security ......................  78
      9.5   Expenses .......................................................  79
      9.6   Lender's Right of Set-Off ......................................  79
      9.7   Right of Lender to Extend Time of Payment, Substitute,
            Release Security, Etc ..........................................  79
      9.8   Assignment of Lender's Interest ................................  79
      9.9   Notice to Purchaser ............................................  79
      9.10  Collection of the Notes ........................................  79
      9.11  Power of Attorney ..............................................  80
      9.12  Relief from Automatic Stay, Etc ................................  81
      9.13  Investigations and Inquiries ...................................  81
      9.14  Verification of Use ............................................  81

SECTION 10. TERM OF AGREEMENT ..............................................  82

SECTION 11. MISCELLANEOUS ..................................................  82
     11.1   Notices ........................................................  82
     11.2   Survival .......................................................  83
     11.3   Governing Law ..................................................  83
     11.4   Limitation on Interest .........................................  83
     11.5   Invalid Provisions .............................................  84
     11.6   Successors and Assigns .........................................  85
     11.7   Amendment ......................................................  85
     11.8   Counterparts; Effectiveness ....................................  85
     11.9   Lender Not a Fiduciary .........................................  85
     11.10  Release and Return of Notes Receivable .........................  86
     11.11  Accounting Principles ..........................................  86
     11.12  Entire Agreement ...............................................  86
     11.13  Litigation .....................................................  86
     11.14  Incorporation of Exhibits and Schedules ........................  87
     11.15  Consent to Advertising and Publicity of Applicable
            Timeshare Documents ............................................  87
     11.16  Directly or Indirectly .........................................  87
     11.17  Captions .......................................................  87
     11.18  Gender .........................................................  87
     11.19  No Duty ........................................................  87
     11.20  Reimbursement for Taxes ........................................  87
     11.21  Submissions ....................................................  88
     11.22  Confidentiality.................................................  88

                                LIST OF EXHIBITS

      EXHIBIT "A"   -   Custodial Agreement

      EXHIBIT "B"   -   Form of Lockbox Agreement

      EXHIBIT "C"   -   Permitted Liens and Encumbrances

      EXHIBIT "D"   -   Qualified Borrower Underwriting Guidelines

      EXHIBIT "E"   -   Qualified Loan Underwriting Guidelines

      EXHIBIT "F"   -   Qualified Resort Underwriting Guidelines

      EXHIBIT "G"   -   Form of Servicing Agreement

      EXHIBIT "H"   -   Form of Subordination Agreement

      EXHIBIT "I"   -   Form of Verification Agent's Agreement

      EXHIBIT "J"   -   Form of Warrant to Purchase Shares of Common Stock of
                        Equivest Finance, Inc.

      EXHIBIT "K"   -   Form of Draw Request

      EXHIBIT "L"   -   Pending Litigation

      EXHIBIT "M"   -   Form of Borrowing Base Report

      EXHIBIT "N"   -   Approval Time Frames

      EXHIBIT "O"   -   Form of Pledge and Assignment of Note Receivable and
                        Applicable Mortgage

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made and entered into as of November 14, 1997, by and among RESORT FUNDING, INC., a Delaware corporation ("Borrower"), EQUIVEST FINANCE, INC., a Florida corporation ("Guarantor"), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Lender").

      In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITION OF TERMS

      The capitalized terms used in this Agreement are defined in this Section
1. The definitions include the singular and plural forms of the terms defined.

      1.1 Advance. A portion of the proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with the terms of this Agreement.

      1.2 Affiliate.

            (a) Any shareholder, officer, director, general partner, or member of Borrower; and

            (b) Any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with Borrower or for which any other Affiliate of Borrower is an officer, director, shareholder, general partner, or member. For purposes of the definition of "Affiliate:" (i) a Person that, either alone or pursuant to an arrangement or understanding with one (1) or more other Persons, (A) owns, controls, or has the power to vote (including by proxy) greater than fifty percent (50%) of any class of voting securities of a corporation or that determines in any manner the election or appointment of a majority of the directors thereof; or (B) has the power or practical ability to exercise a controlling influence over the management or policies of such corporation, shall be presumed to be in control of said corporation; and (ii) a Person shall be deemed to be in control of a Person other than a corporation if he or it, either alone or pursuant to an arrangement or understanding with one (1) or more other Persons, (A) owns, controls, or has the power to vote (including by proxy) greater than fifty percent (50%) of the equity or beneficial interest of such Person; or (B) has the power or practical ability to exercise a controlling influence over the management or policies of such Person.

      1.3 Agreement. This Loan and Security Agreement by and among Borrower, Guarantor, and Lender (including the exhibits and schedules hereto), as it may be amended and/or restated from time to time.

      1.4 Applicable Approved Construction Budget. The budget relating to the cost of the Financed Improvements at a particular Applicable Resort in form and substance acceptable to Lender, in its sole discretion.

      1.5 Applicable Approved Construction Schedule. The schedule relating to the time frame for construction of the Financed Improvements at a particular Applicable Resort in form and substance acceptable to Lender, in its sole discretion.

      1.6 Applicable Borrowing Base Percentage. The lesser of (a) seventy-six and one half percent (76.5%); and (b) eighty-five percent (85%) of an Applicable Underlying Loan's Loan-to-Value Ratio.

      1.7 Applicable Declaration. With respect to an Applicable Resort, the declaration of condominium, declaration of covenants, conditions, and restrictions, master deed, or similar document, together with any amendments or restatements thereof, that establishes the underlying form of ownership of such Applicable Resort and is recorded in the appropriate public records of the Applicable Jurisdiction.

      1.8 Applicable Jurisdiction. With respect to an Applicable Resort, the state, county, municipality, and/or other governmental jurisdiction in which such Applicable Resort is located.

      1.9 Applicable Laws. With respect to an Applicable Resort, any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type to which Borrower, Guarantor, such Applicable Resort or any portion thereof, or all or any portion of the Collateral or any Applicable Underlying Loan Collateral is or becomes subject from time to time.

      1.10 Applicable Mortgage. An Inventory Mortgage or a Construction
Mortgage.

      1.11 Applicable Resort. A Qualified Resort in connection with which Borrower has made a Qualified Loan to a Qualified Borrower.

      1.12 Applicable Timeshare Documents. All Applicable Declarations and other documents and instruments relating to an Applicable Resort and/or the Units, Common Elements, Common Furnishings, and Intervals thereat, including but not limited to the marketing, sale, and financing of such Intervals. Each

Applicable Timeshare Document shall be in form and content acceptable to Lender, in its sole discretion. Lender shall have received and approved true, correct, and complete copies of all Applicable Timeshare Documents as a condition precedent to any Advances hereunder in respect of the Applicable Resort to which such Applicable Timeshare Documents pertain.

      1.13 Applicable Underlying Borrower. A Qualified Borrower that is the maker of a Pledged Note Receivable.

      1.14 Applicable Underlying Guarantor. Any Person that has executed and delivered an Underlying Guaranty in favor of Borrower in connection with an Applicable Underlying Loan.

      1.15 Applicable Underlying Loan. A Qualified Loan as to which Lender has agreed, in its sole and absolute discretion, to make certain Advances hereunder.

      1.16 Applicable Underlying Loan Collateral. Any and all collateral granted or available to Borrower to secure the payment by an Applicable Underlying Borrower of all principal, interest, and other amounts owed to Borrower by such Applicable Underlying Borrower in connection with an Applicable Underlying Loan.

      1.17 Applicable Underlying Loan Documents. All documents and instruments that evidence or secure an Applicable Underlying Loan, including but not limited to any Notes Receivable, Underlying Guarantees, and Applicable Mortgages executed and delivered to Borrower in connection therewith, together with the Applicable Approved Construction Schedule and Applicable Approved Construction Budget. The form and content of each Applicable Underlying Loan Document shall be satisfactory to Lender, in its sole and absolute discretion, and approved by Lender in writing prior to any Advances hereunder in respect of the Applicable Underlying Loan to which such Applicable Underlying Loan Document pertains. Borrower agrees not to amend, restate, or otherwise modify any Applicable Underlying Documents in a material manner without Lender's prior written consent, which consent may be granted or withheld, in Lender's sole and absolute discretion. Copies of any such amended, restated, or otherwise modified Applicable Underlying Loan Document, as so approved by Lender, shall be provided to Lender and Verification Agent promptly following the effective date thereof.

      1.18 Approved Costs. Defined in Section 4.2(m) of this Agreement.

      1.19 Architect. A licensed architect in an Applicable Jurisdiction who is acceptable to Lender, in its sole discretion.

      1.20 Base Rate. On any given date, a fluctuating rate of interest equal to the interest rate per annum offered for one (1) month deposits in U.S. dollars in the London interbank market that appears on Telerate Page 3750 or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 9:00 a.m. New York time on the date in question (the "Libor Rate"); provided, however, that in the event that (i) more than one (1) such Libor Rate is published, then the average of such rates shall apply; or (ii) no such Libor Rate is published, then the Libor Rate shall be determined from such comparable financial reporting company as Lender, in its sole discretion, shall select.

      1.21 Borrower. Resort Funding, Inc., a Delaware corporation, together with its successors and assigns.

      1.22 Borrowing Base. As to a particular Pledged Note Receivable, the lesser of (a) eighty-five percent (85%) of the outstanding principal balance thereof as of the date of any Advance by Lender in respect thereof; and (b) seventy-six and one half percent (76.5%) of the fair market value of the Applicable Underlying Loan Collateral that secures such Pledged Note Receivable as determined by the appraisal referenced in Section 4.2(k) hereof, the form and substance of which shall be satisfactory to Lender, in its sole discretion, as such appraisal may be updated from time to time, at Borrower's sole cost and expense, upon the reasonable request of Lender in the event that a Default, pursuant to Section 7.2 hereof, has occurred or if Lender, in good faith, believes that such a Default is likely to occur. Notwithstanding the foregoing or any other term, provision, or condition hereof to the contrary, under no circumstances shall the weighted average of the Loan-to-Value Ratios of all Applicable Underlying Loans ever exceed eighty-five percent (85%) (the "Maximum Weighted Average").

      1.23 Borrowing Term. A period of twenty-four (24) calendar months following the date of the Initial Advance.

      1.24 Business Day. Each day that is not a Saturday, Sunday, or a legal holiday under the laws of the State of New York or the United States.

      1.25 Closing Date. The date of this Agreement.

      1.26 Code. The version of the Uniform Commercial Code in effect from time to time in an Applicable Jurisdiction, as amended from time to time.

      1.27 Collateral. Collectively, the Pledged Notes Receivable, together with all accounts, chattel paper, and general intangibles related thereto and the cash and non-cash proceeds thereof, and all now owned or hereafter acquired right, title, and interest of Borrower in and to all Applicable Underlying Loan

Collateral for any and all of the Pledged Notes Receivable, including but not limited to the following (to the extent applicable):

            (a) The Applicable Mortgages;

            (b) First priority Liens in and to any and all Encumbered Personal Property, together with the cash and non-cash proceeds thereof, with appropriate non-disturbance language relating to common area furniture, furnishings, equipment, and fixtures;

            (c) Absolute and unconditional first assignments of any and all leases, subleases, licenses, concessions, entry fees, and other agreements that grant a possessory interest in and to, or the right to use, any Mortgaged Real Property, Encumbered Intervals, Encumbered Personal Property, or any portion thereof (collectively, the "Resort Leases");

            (d) Absolute and unconditional first assignments of all of the rents, revenues, income, proceeds, royalties, profits, and other amounts payable for using, leasing, licensing, possessing, operating from or in, or otherwise enjoying all or any portion of any Mortgaged Real Property, Encumbered Personal Property, or Encumbered Intervals, including, without limitation, damages received upon the occurrence of a default under any of the Resort Leases and all proceeds payable under any policy of insurance covering loss of rents with respect thereto (collectively, the "Resort Income");

            (e) Absolute and unconditional first assignments of all other agreements to which any Applicable Underlying Borrower is or becomes a party or holds any interest and which in any way relate to the use, occupancy, maintenance, or enjoyment of any Mortgaged Real Property, Encumbered Personal Property, or Encumbered Intervals, including but not limited to utility contracts, maintenance agreements, management agreements, service contracts, and any agreement guaranteeing the performance of the obligations contained in any of the foregoing agreements;

            (f) First priority assignments of all of Borrower's rights in and to all Plans, all agreements for the furnishing of architectural, engineering, and/or design services, and all construction contracts and other agreements for the furnishing of labor and/or materials in connection with the development and construction of the Financed Improvements;

            (g) First priority assignments of all of Borrower's rights in and to any and all easements, contracts, leasehold interests (whether as lessor or lessee), permits, licenses, and approvals in respect of all or any portion of an Applicable Resort;

            (h) First priority Liens in all inventory, supplies, accounts, chattel paper, and general intangibles owned or hereafter acquired by Borrower or any

Underlying Borrower, used or useful in connection with, and placed or to be placed on or under any of the Mortgaged Real Property, including but not limited to the Units contained therein, and the Encumbered Intervals, together with the cash and non-cash proceeds thereof;

            (i) First priority Liens in and to all documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the other Collateral, including the cash and non-cash proceeds thereof;

            (j) First priority Liens in and to all books, records, reports, computer tapes, computer disks, and software relating to all or any portion of the Collateral;

            (k) Extensions, additions, improvements, betterments, renewals, substitutions, and replacements of, for, or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents, and profits thereof and any replacements, additions, or accessions thereto or substitutions thereof, and all rights in or under insurance policies and to the proceeds of any insurance policies covering any of the other Collateral, all rights to unearned or refunded insurance premiums, and the proceeds of any condemnation awards or any claims regarding any of the other Collateral; and

            (l) All now owned or hereafter acquired right, title, and interest of Lender in and to any and all of the collateral for the Timeshare Receivables Credit Facility and any other timeshare-related loan or credit facility between Lender and Borrower or an Affiliate of Borrower.

      1.28 Commitment. The term sheet issued by Lender to Borrower, dated July 29, 1997, and subsequently accepted by Borrower on behalf of itself and Guarantor.

      1.29 Common Elements. The common areas and facilities as shown on the Plans for each Applicable Resort, as defined or provided for in the Applicable Declaration or other Applicable Timeshare Documents, including, without limitation, the Land and all improvements thereto except for the Units that have been dedicated to the condominium or comparable form of ownership, as well as any limited common elements, as those terms are defined and used in the Applicable Declaration.

      1.30 Common Furnishings. All furniture, furnishings, fixtures, appliances, carpeting, and equipment located in a Unit or elsewhere within an Applicable Resort.

      1.31 Construction Contract. Defined in Section 4.2(l) of this Agreement.

      1.32 Construction Mortgage. A mortgage or deed of trust that creates a valid and enforceable first priority Lien against the Mortgaged Real Property identified therein (which Mortgaged Real Property shall be situated within an Applicable Resort) and secures in part the payment of all principal, interest, and other amounts owed by an Applicable Underlying Borrower to Borrower, pursuant to a Pledged Note Receivable and all related Applicable Underlying Loan Documents.

      1.33 Custodial Agreement. That certain Amended and Restated Custodial Agreement dated as of August 1, 1997, by and between Lender and Custodian, a copy of which is attached as Exhibit "A" hereto and incorporated herein by this reference, pursuant to which Custodian will maintain custody of all original Applicable Underlying Loan Documents and take certain actions in connection therewith.

      1.34 Custodian. Banker's Trust Company or such other Person as Lender, in its sole discretion, engages from time to time, at Borrower's sole cost and expense, to maintain custody of all original Applicable Underlying Loan Documents and take certain actions in connection therewith.

      1.35 Debtor Relief Laws. Any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law, proceeding, or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

      1.36 Default. An event or condition, the occurrence of which immediately is or, with the lapse of time or the giving or notice or both, would become, an Event of Default hereunder.

      1.37 Default Rate. The Interest Rate plus four percent (4%) per annum; provided, however, that the Default Rate shall in no event exceed the highest interest rate permitted to be charged under any applicable usury laws.

      1.38 Draw Request. Defined in Section 4.3 of this Agreement.

      1.39 Eligible Note Receivable. A Pledged Note Receivable that satisfies each of the following criteria:

            (a) The Applicable Underlying Loan that it evidences was originated by Borrower in the ordinary course of its business;

            (b) Advances by Borrower under such Note Receivable may be used by the Applicable Underlying Borrower solely for purposes of acquiring, developing, constructing, improving, or providing working capital in connection with, a Qualified Resort;

            (c) The Applicable Underlying Loan Documents have been approved in writing by Lender;

            (d) Borrower is the sole payee;

            (e) It is secured by an Inventory Mortgage and/or a Construction Mortgage;

            (f) Principal and interest payments on it are payable to Borrower in legal tender of the United States;

            (g) It provides for the payment to Borrower of interest at the minimum floating rate of (i) the Libor Rate plus 3.5% per annum; or (ii) the Prime Rate plus 1.0% per annum, in each case redetermined no less frequently than quarterly;

            (h) Neither the Applicable Underlying Borrower nor the Applicable Underlying Guarantor, if any, is an Affiliate of Borrower or Guarantor;

            (i) The Applicable Underlying Loan Documents provide for accelerated partial releases from the Lien of the Applicable Mortgage that are no less than one hundred ten percent (110%) of the Applicable Underlying Borrower's cost basis in the Unit or Interval being released;

            (j) It requires such minimum amortization of principal as Lender, in its sole discretion, shall deem sufficient and approve in writing;

            (k) No monthly installment or other amount due with respect to the Note Receivable is more than thirty (30) days' contractually past due at the time of its pledge to Lender hereunder, and no such monthly installment becomes more than sixty (60) days' contractually past due thereafter;

            (l) Neither the Applicable Underlying Borrower nor the Applicable Underlying Guarantor, if any, has any claim against Borrower, Guarantor, or any Affiliate thereof, and no defense, set-off, or counterclaim exists with respect to the Note Receivable at the time of any Advance in respect thereof; and

            (m) The original of the Note Receivable and all related documents and instruments, the terms of each of which shall comply fully with all Applicable Laws, have been endorsed in the manner prescribed by Lender and delivered to Custodian.

            Notwithstanding a particular Note Receivable's satisfaction of all of the foregoing criteria or any terms, provisions, or conditions hereof to the contrary:

                  (i) Lender's Advances in connection with any one (1) particular Applicable Underlying Loan shall in no event exceed $5,000,000 without Lender's prior written consent, which consent may be granted or withheld in Lender's sole and absolute discretion; and

                  (ii) In no event shall Lender be required to make Advances hereunder of more than $15,000,000 against or with respect to Units and/or other Financed Improvements for which no certificate of occupancy or its legal equivalent in the Applicable Jurisdiction has been issued, nor shall Lender be required to designate a particular loan as a Qualified Loan hereunder if Advances in connection therewith, when added to all other Advances made by Lender hereunder, would likely cause the foregoing $15,000,000 threshold to be exceeded, in Lender's sole discretion.

      1.40 Encumbered Interval. Any Interval that is encumbered by the Lien of an Inventory Mortgage, whether or not the applicable mortgagee has executed a non-disturbance or subordination agreement in connection therewith.

      1.41 Encumbered Personal Property. All furniture, furnishings, fixtures, appliances, equipment, inventory, supplies, accounts, chattel paper, and general intangibles at any time located at, arising out of the use of, and/or used or useful in connection with the management or operation of any Mortgaged Real Property or Encumbered Interval, whether now owned or hereafter acquired by Borrower or an Applicable Underlying Borrower, together with all improvements and accessions thereto and replacements thereof and the cash and non-cash proceeds thereof, a Lien against which constitutes Applicable Underlying Loan Collateral for a Pledged Note Receivable.

      1.42 Environmental Laws. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in an Applicable Jurisdiction, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances that are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

      1.43 Event of Default. Defined in Section 7 of this Agreement.

      1.44 Financed Improvements. All Units, Common Elements, and other buildings, structures, recreational facilities, and appurtenances thereto now located on, or to be constructed on, any Mortgaged Real Property with the proceeds of any Advances hereunder.

      1.45 Financial Statements. The tax returns, balance sheets, and statements of income and expense of Borrower and Guarantor and the related notes and schedules delivered by Borrower prior to the Closing Date, together with the financial statements and reports of Guarantor delivered to Lender prior to the Closing Date; and the monthly and annual financial statements and reports required to be provided to Lender pursuant to Section 6.1(h) hereof.

      1.46 GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances as of the date in question.

      1.47 Guarantor. Equivest Finance, Inc., a Florida corporation, together with its successors and assigns.

      1.48 Guaranty. That certain Guaranty executed by Guarantor and delivered to Lender concurrently with Borrower's and Guarantor's execution and delivery of this Agreement. The Guaranty shall be the absolute and unconditional guaranty of payment and performance of the Loan and all amounts secured by or under the Loan Documents.

      1.49 Hazardous Materials. "Hazardous substances," "hazardous waste," "hazardous constituents," "toxic substances," or "solid waste," as defined in the Environmental Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

      1.50 Holdback Amount. An amount equal to a minimum of ten percent (10%) of
(a) the amounts due a General Contractor under a Construction Contract; and/or
(b) the amounts due to any subcontractor, materialman, or other

Person under any and all subcontracts or other agreements entered into in connection with the construction of any Financed Improvements, which amount shall be retained by Lender and Borrower as a holdback until such time as such Financed Improvements have been one hundred percent (100%) completed in accordance with the applicable Plans and all Applicable Laws, as certified in the manner provided in Section 4.3(f) hereof, and all other conditions set forth in Section 4.3(f) hereof have been fully satisfied. Notwithstanding the foregoing provisions of this Section 1.50, the Holdback Amount in connection with a particular Applicable Underlying Loan may be reduced to a minimum of five percent (5%) of the amounts specified in Sections 1.50(a) and (b) above once the Financed Improvements in question have been fifty percent (50%) completed in accordance with the applicable Plans and all Applicable Laws, based upon a certification from the Architect or other evidence satisfactory to Borrower and Lender.

      1.51 Holdback Balance. The balance of any Holdback Amount retained by Lender and Borrower and not paid to an Applicable Underlying Borrower, a General Contractor, or a subcontractor, materialman, or other Person in connection with the construction of any Financed Improvements, all in accordance with the Applicable Underlying Loan Documents.

      1.52 Initial Advance. The first Advance by Lender hereunder.

      1.53 Initial Underlying Loan Advance. As to a particular Applicable Underlying Loan, the first Advance by Lender hereunder in connection therewith.

      1.54 Interest Rate. The Base Rate plus 2.90% per annum. The Interest Rate charged for each calendar month shall be fixed based upon the Base Rate published or otherwise determined prior to and in effect as of the first Business Day of such calendar month. The Interest Rate shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

      1.55 Interval. An undivided fee simple timeshare interest in a particular Unit or in an entire Applicable Resort as a whole, as a tenant in common with other owners of undivided interests in such Unit or Applicable Resort, or a lease, license, or other form of "right-to-use" timeshare interest, together with all rights, benefits, privileges, and interests appurtenant thereto, including but not limited to the right to use and occupy a Unit within the Applicable Resort and the Common Elements and Common Furnishings appurtenant to such Unit and/or the Applicable Resort during a reserved or assigned use period, all as more specifically described in the Applicable Declaration.

      1.56 Inventory Mortgage. A mortgage or deed of trust that creates a valid and enforceable first priority Lien against the Encumbered Intervals identified therein (which Encumbered Intervals relate to an Applicable Resort) and secures in part the payment of all principal, interest, and other amounts owed by an Applicable Underlying Borrower to Borrower, pursuant to a Pledged Note Receivable and all related Applicable Underlying Loan Documents.

      1.57 Land. The real property upon which any of the Financed Improvements or other portions of an Applicable Resort are situated.

      1.58 Lien. Any mortgage, security interest, or other interest in property securing an obligation owed to, or valid claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on common law, statute, or contract.

      1.59 Loan. The subject revolving credit facility in the maximum principal amount of $30,000,000 as described in this Agreement and evidenced and secured by the Loan Documents.

      1.60 Loan Documents. Collectively, the following documents and instruments, as each may be amended, renewed, extended, restated, or supplemented from time to time:

            (a) This Agreement;

            (b) The Note;

            (c) The Guaranty;

            (d) Pledges and Assignments of Notes Receivable and Applicable Mortgages (in the form of Exhibit "O," attached hereto and incorporated herein by this reference;

            (e) Assignments of the Underlying Guarantees;

            (f) The Subordination Agreement;

            (g) The Custodial Agreement;

            (h) The Verification Agent's Agreement;

            (i) The Lockbox Agreement;

            (j) The Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc.;

            (k) UCC-1 and UCC-3 financing statements covering the Collateral, to be recorded in the appropriate public records of each Applicable

Jurisdiction and filed in the office of the Secretary of State of each Applicable Jurisdiction in which any of the Collateral is located; and

            (l) All such other assignments, agreements, documents, instruments, certificates, and materials as Lender may require in order to evidence or secure the Obligations, to evidence and perfect the rights, Liens, and security interests of Lender contemplated by the Loan Documents, and otherwise to effectuate the transactions contemplated hereby.

      1.61 Loan-to-Value Ratio. As to each Applicable Underlying Loan, the percentage determined by dividing the outstanding principal balance of the Pledged Note Receivable evidencing such Applicable Underlying Loan by the then current fair market value of all Applicable Underlying Loan Collateral that secures such Pledged Note Receivable as determined by the appraisal referenced in Section 4.2(k) hereof, the form and substance of which shall be satisfactory to Lender, in its sole discretion, as such appraisal may be updated from time to time, at Borrower's sole cost and expense, upon the reasonable request of Lender in the event that a Default, pursuant to Section 7.2 hereof, has occurred or if Lender, in good faith, believes that such a Default is likely to occur.

      1.62 Lockbox Agent. OnBank & Trust Company or such other Person as Lender engages, in its sole discretion, at Borrower's sole cost and expense, to receive, deposit, and disburse all amounts paid by or on behalf of each Applicable Underlying Borrower and each Applicable Underlying Guarantor in accordance with the terms, provisions, and conditions hereof, of the Lockbox Agreement, and of the Applicable Underlying Loan Documents.

      1.63 Lockbox Agreement. That certain agreement by and among Lender, Borrower, and Lockbox Agent in substantially the form of Exhibit "B," attached hereto and incorporated herein by this reference, pursuant to which Lockbox Agent is engaged, at Borrower's sole cost and expense, to receive, deposit, and disburse all amounts paid by or on behalf of each Applicable Underlying Borrower and each Applicable Underlying Guarantor in accordance with the terms, provisions, and conditions hereof, of the Lockbox Agreement, and of the Applicable Underlying Loan Documents.

      1.64 Mandatory Prepayment. Any prepayment of the Loan required by Section 2.6(b) of this Agreement.

      1.65 Maturity Date. The date that is twelve (12) calendar months following the expiration of the Borrowing Term.

      1.66 Minimum Monthly Interest Payment. The total amount of interest computed at the Interest Rate that has accrued on the outstanding principal balance of the Loan during the immediately preceding calendar month.

      1.67 Minimum Net Worth Requirement. A tangible net worth as determined in accordance with GAAP, without taking into consideration any amounts due Borrower from Guarantor or any other Affiliate of Borrower, of $3,400,000; provided, however, that said amount shall be increased to $20,000,000 upon the conversion of the Subordinated Debt to common stock in Guarantor, as referenced in Section 6.3(e) hereof.

      1.68 Mortgaged Real Property. All of Borrower's right, title, and interest in and to any Land, Unit, Common Element, Interval, and other real property of any and every type, together with all easements and other appurtenances thereto, that is encumbered by the Lien of a Construction Mortgage or an Inventory Mortgage and located within an Applicable Resort.

      1.69 Note. That certain Promissory Note that evidences the Loan, dated as of the Closing Date, made and executed by Borrower to the order of Lender and delivered to Lender concurrently with Borrower's and Guarantor's execution of this Agreement.

      1.70 Note Receivable. A promissory note that is now or hereafter made and executed by an Applicable Underlying Borrower to the order of Borrower, evidences an Applicable Underlying Loan, and is secured in part by an Inventory Mortgage and/or a Construction Mortgage.

      1.71 Obligations. All present and future indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Borrower is subject under any of the Loan Documents, whether direct or indirect, absolute or contingent, including but not limited to all amounts due or becoming due to Lender in respect of the Loan or any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance premiums, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender, pursuant to any of the Loan Documents or in connection with Lender's enforcement of the prompt and complete payment and performance by Borrower and Guarantor of all indebtedness, liabilities, obligations, and responsibilities owed by Borrower, pursuant to this Agreement, any of the other Loan Documents, or otherwise.

      1.72 Permitted Liens and Encumbrances. Those liens and encumbrances affecting all or a portion of the Collateral or any Applicable Underlying Loan Collateral to which Lender consents in writing, as set forth on Exhibit "C," attached hereto and incorporated herein by this reference, as amended or restated from time to time.

      1.73 Person. A natural person, corporation, partnership, limited liability company, joint venture, association, estate, trust, government, governmental subdivision or agency, other legal entity, or any combination thereof.

      1.74 Phase I Environmental Inspection. A Phase I environmental assessment of an Applicable Resort, including, without limitation, the relevant Land and all improvements thereto. In the event that any Phase I Environmental Assessment of an Applicable Resort is unacceptable to Lender for any reason or is not available, Borrower shall provide Lender with a written report or reports covering such Applicable Resort, prepared by one (1) or more appropriate licensed professionals acceptable to Lender, which confirm(s):

            (a) The absence of any Hazardous Materials of any kind or nature at the Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction; and

            (b) That the applicable engineering firm has obtained, reviewed, and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities, and such other information as Lender may reasonably require, all of which information shall confirm that there is no known or suspected hazardous or toxic waste located at the Applicable Resort or in such proximity thereto as to create a material risk of contamination of all or any portion of the Collateral or any Applicable Underlying Loan Collateral.

      1.75 Plans. Plans for the development and construction of any Financed Improvements, together with all specifications and drawings in respect thereof and all modifications, amendments, additions, and supplements thereto. Said Plans, which shall be prepared by an Architect, shall indicate the location of the Financed Improvements, the configuration and dimensions of the Applicable Resort, the means of access thereto, street lines, easements, the Common Elements, and other relevant details.

      1.76 Pledged Note Receivable. A Note Receivable that has been and remains pledged to Lender by Borrower, pursuant to this Agreement or any of the other Loan Documents.

      1.77 Prime Rate. The prime or reference rate of interest as announced or published from time to time by Chase Manhattan Bank, N.A. If such bank shall, for any period, cease to announce or publish its prime or reference rate, then Lender shall, during such period, determine the Prime Rate based upon the prime rates announced or published by such other bank as is reasonably acceptable to Borrower.

      1.78 Qualified Borrower. The developer of an interval ownership, condominium, timeshare, or vacation ownership project, the creditworthiness for an acquisition, development, and/or construction loan and other qualifications of which are satisfactory to Lender, in its reasonable discretion, based upon the

Qualified Borrower Underwriting Guidelines, Borrower's recommendations, and any other factors that Lender deems relevant. No Person shall be deemed a Qualified Borrower hereunder unless and until Lender has so designated such Person in writing.

      1.79 Qualified Borrower Underwriting Guidelines. Those general underwriting criteria and guidelines set forth or to be set forth in Exhibit "D," attached hereto and incorporated herein by this reference, upon which Lender will rely in part in determining whether a particular Person shall be deemed a Qualified Borrower hereunder.

      1.80 Qualified Loan. An acquisition, development, construction, inventory, or working capital loan made by Borrower to a Qualified Borrower in connection with a Qualified Resort. Each Qualified Loan must satisfy the Qualified Loan Underwriting Guidelines and be designated as such by Lender in writing.

      1.81 Qualified Loan Underwriting Guidelines. Those general criteria and guidelines set forth or to be set forth in Exhibit "E," attached hereto and incorporated herein by this reference, upon which Lender will rely in part in determining whether a particular loan shall be deemed a Qualified Loan hereunder.

      1.82 Qualified Resort. An interval ownership, condominium, timeshare project, and/or vacation ownership project that satisfies the Qualified Resort Underwriting Guidelines consisting of, among other things, certain Land, Units, Common Elements, and Intervals, whether now existing or hereafter added, in one
(1) or more buildings or phases, and all related Common Furnishings, easements, licenses, rights, interests, and other appurtenances, as more fully described in the Applicable Declaration and the other Applicable Timeshare Documents, as the same may be amended from time to time. Without the prior written approval of Lender, which approval may be granted or withheld by Lender, in its sole and absolute discretion, every Qualified Resort shall be located in the United States, countries that are under the legal jurisdiction of the United States, Canada, Caribbean islands that are under the legal jurisdiction of Great Britain or the Netherlands, the Bahamas, or Ireland.

      1.83 Qualified Resort Underwriting Guidelines. Those general underwriting criteria and guidelines set forth or to be set forth in Exhibit "F," attached hereto and incorporated herein by this reference, upon which Lender will rely in part in determining whether a particular interval ownership, condominium, timeshare project, and/or vacation ownership project shall be deemed a Qualified Resort hereunder.

      1.84 Release Fee. Any fee or amount required to be paid by an Applicable Underlying Borrower to Borrower in consideration for the release of all or a portion of any Applicable Underlying Loan Collateral from the Lien of a Construction Mortgage or an Inventory Mortgage or any other Lien in favor of Borrower. For purposes of this Agreement, the term "Release Fee" shall include any other payments, however denominated, required to be made by an Applicable Underlying Borrower to Borrower upon the sale of an Interval at an Applicable Resort, pursuant to the Applicable Underlying Loan Documents.

      1.85 Servicing Agent. For so long as no Event of Default has occurred hereunder, Borrower or an Affiliate of Borrower; thereafter, such other Person as Lender engages, in its sole discretion, at Borrower's sole cost and expense. Servicing Agent shall service each Applicable Underlying Loan, which shall include but not be limited to the collection of Release Fees and all other amounts owed Borrower by the Applicable Underlying Borrower, pursuant to the Applicable Underlying Loan Documents, subject to the terms, provisions, and conditions of Section 2 hereof and of the Servicing Agreement and the Lockbox Agreement.

      1.86 Servicing Agreement. An agreement by and among Lender, Borrower, and Servicing Agent (if different from Borrower) in substantially the form of Exhibit "G," attached hereto and incorporated herein by this reference, that provides for the servicing of each Applicable Underlying Loan.

      1.87 Structuring Advisory Fee. An amount equal to $300,000 that is due and payable in immediately available U.S. funds by Borrower to Lender in two (2) installments as follows:

            (a) $150,000 on the Closing Date; and

            (b) $150,000 on or prior to December 20, 1997.

      The Structuring Advisory Fee is non-refundable to Borrower and payable to Lender in consideration for the provision by Lender of certain advisory services in connection with the structuring of the Loan, the underwriting thereof, and Lender's due diligence analysis, which Structuring Advisory Fee shall be deemed to have been fully earned by Lender as of the Closing Date.

      1.88 Subordination Agreement. That certain agreement of even date herewith by and among Borrower, Guarantor, Lender, and The Bennett Funding Group, Inc., pursuant to which, subject to the provisions hereof and thereof, Borrower, Guarantor, and such other parties have agreed that until certain Senior Debt has been paid and otherwise satisfied in full, Borrower will not make any payments to a Subordinated Party in respect of any of the Subordinated Debt, as all such capitalized terms are defined in said Subordination Agreement.

      1.89 Survey. An as-built survey of an Applicable Resort prepared in accordance with the ALTA/ACSM 1988 Minimum Survey Requirements by a licensed surveyor and certified by the applicable surveyor to the Applicable Underlying Borrower.

      1.90 Timeshare Receivables Credit Facility. The $75,000,000 timeshare receivables credit facility as evidenced in part by that certain Assignment, Release and Custodial Agreement dated on or about November 13, 1997, by and among Lender, Borrower, BFICP Corporation, ING (U.S.) Capital Corporation, ING (U.S.) Capital Markets, Inc., Holland Limited Securitization, Inc., First Trust of New York, N.A., and Concord Servicing Corporation, together with any and all related contemporaneous or subsequent transactions involving Lender and Borrower, among other parties.

      1.91 Underlying Guaranty. A document or instrument executed by an Applicable Underlying Guarantor and delivered to Borrower, pursuant to which one
(1) or more Persons guarantees the absolute and unconditional payment and performance of the Applicable Underlying Loan and all amounts secured by or under the Applicable Underlying Loan Documents. The term "Underlying Guaranty" shall further include any document or instrument executed by an Applicable Underlying Guarantor and delivered to Borrower, pursuant to which the completion of construction of certain Improvements in accordance with the relevant Plans and all Applicable Laws is guaranteed.

      1.92 Unit. An apartment, condominium unit, or other structure that is affixed to real property and designed and available, pursuant to applicable law, for use and occupancy as a vacation residence by one (1) or more individuals, together with all related Common Elements, Common Furnishings, easements, and other appurtenances thereto.

      1.93 Verification Agent. Midland Loan Services, L.P. or such other Person as Lender, in its sole discretion, engages from time to time, at Lender's cost and expense (subject to Section 2.3(c) hereof), to exercise certain rights and perform certain duties and responsibilities of Lender hereunder, including but not limited to verifying Borrower's compliance with all of the terms, provisions, and conditions hereof and of the other Loan Documents.

      1.94 Verification Agent's Agreement. That certain Interim Servicing Agreement dated as of June 30, 1995, by and between Lender and Verification Agent, as amended by that certain Addendum to Interim Servicing Agreement of even date herewith by and between Lender and Verification Agent, both of which are attached as Exhibit "I" hereto and incorporated herein by this reference, pursuant to which Verification Agent is engaged to perform the duties and responsibilities delegated to it by Lender hereunder and thereunder.

      1.95 Warrants. The warrants in Guarantor granted to Lender, pursuant to that certain Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc. in substantially the form of Exhibit "J," attached hereto and incorporated herein by this reference.

SECTION 2. THE LOAN

      Lender hereby agrees to make the Loan, including Advances thereunder, in accordance with all of the terms, provisions, and conditions hereof and of the other Loan Documents.

      2.1 Purposes. The proceeds of the Loan shall be used exclusively to enable Borrower to make acquisition, development, construction, inventory, and working capital Qualified Loans to Qualified Borrowers in connection with Qualified Resorts.

      2.2 Qualified Loans. Pending the amendment hereof to include the Qualified Borrower Underwriting Guidelines, the Qualified Loan Underwriting Guidelines, and the Qualified Resort Underwriting Guidelines, Exhibits "D," "E," and "F" hereto, respectively (if not already attached hereto as of the Closing Date), Lender shall have the right, in its sole and absolute discretion, to determine whether a particular loan constitutes a Qualified Loan hereunder. Thereafter, Lender shall make such determinations in its reasonable discretion, based generally upon the Qualified Loan Underwriting Guidelines, the Qualified Borrower Underwriting Guidelines, the Qualified Resort Underwriting Guidelines, and upon the analysis and recommendations of Borrower. However, Lender shall have the absolute and unconditional right to conduct its own due diligence with respect to each loan that Borrower proposes be deemed a Qualified Loan hereunder, the reasonable costs of which shall be borne by Borrower. As part of such due diligence, Lender may, in its sole discretion, make or cause to be made, at Borrower's sole cost and expense, Lender's own physical inspection of the Applicable Resort and all contemplated Applicable Underlying Loan Collateral. No loan shall be deemed a Qualified Loan hereunder unless and until Lender has so designated it in writing.

      2.3 Advances.

            (a) Borrowing Term. No Advances of the Loan will be made by Lender hereunder after the last day of the Borrowing Term.

            (b) Maximum Amount of Loan. Upon the terms and provisions and subject to the conditions set forth in this Agreement, including but not limited to Section 1.39 hereof, and provided that no Event of Default then exists, Lender shall advance to Borrower, and Borrower may borrow, repay, and reborrow, principal under the Loan in an amount not to exceed at any time the lesser of the aggregate amount of the Borrowing Base or $30,000,000; provided, however, that for purposes of this Section, the Borrowing Base of any Applicable Underlying Loan in connection with which (i) a monthly payment is more than sixty (60) days' contractually past due; or (ii) an Event of Default listed in
Section 7.2 hereof has occurred, shall be deemed zero. Lender shall have no obligation whatsoever to make any Advance that would cause the aggregate outstanding principal balance of the Loan to exceed $30,000,000. In the event that the proceeds of the Loan and any other amounts required to be paid by Borrower hereunder are insufficient to pay all costs to which it is contemplated hereunder that such proceeds will be applied, or if the use of the Loan proceeds varies materially (as determined reasonably and in good faith by Lender) from the uses described herein, then Lender shall have no obligation to fund (or continue funding) the Loan or any portion thereof. The proceeds of the Loan will be disbursed by Lender solely for the purposes set forth in Section 2.1 hereof.

            (c) Minimum Advance Amounts; Frequency of Advances. Without the prior written consent of Lender, Advances of the Loan shall (i) be in respect of Eligible Notes Receivable only; (ii) be in amounts of not less than $500,000 each; and (iii) occur no more frequently than three (3) times per month; provided, however, that Borrower shall pay Verification Agent a fee of $250.00 for each Advance of the Loan in excess of five (5) in any particular calendar month in consideration of the performance by Verification Agent of its duties and responsibilities with respect to such additional Advance, pursuant to the Verification Agent's Agreement.

            (d) Maximum Applicable Underlying Loan Advance Percentage. Under no circumstance shall Lender be obligated to make any Advance hereunder in respect of a funding request submitted to Borrower by or on behalf of an Applicable Underlying Borrower that exceeds the Applicable Borrowing Base Percentage of (i) the cost of labor, materials, and services actually incorporated into the Financed Improvements at the Applicable Resort in a manner acceptable to Lender; plus (ii) the purchase price actually paid for any uninstalled materials to be utilized in the construction of such Financed Improvements and to be stored upon the Mortgaged Real Property; plus (iii) any Holdback Balance then due to the applicable General Contractor and/or any subcontractor, materialman, or other Person, provided that all conditions for the release of any such Holdback Balance as set forth in Section 1.50 hereof and the Applicable Underlying Loan Documents have been fully satisfied, less (A) the applicable Holdback Amount required to be retained from the Applicable Underlying Borrower's draw request, pursuant to Section 1.50 hereof and the terms of the Applicable Underlying Loan Documents; and (B) all prior Advances made by Lender for the payment of the costs of labor, materials, and services actually incorporated into the Applicable Resort's Financed Improvements, it being the intent of the parties hereto that Borrower will advance its own funds in the amount of any portion of an Applicable Underlying Borrower's funding request not Advanced by Lender hereunder.

      2.4 Interest Rate. The aggregate principal amount of all Advances of the Loan that are outstanding from time to time shall bear interest at a rate equal to the Interest Rate. The average monthly outstanding principal balance of the Loan shall bear interest in arrears as of Lender's wiring of funds through its actual receipt of repayment of the Loan (if received by Lender later than 12 noon, E.S.T., then interest accrual shall be through the next Business Day following such receipt). Immediately upon the occurrence of an Event of Default, any and all principal and other amounts owed Lender hereunder or pursuant to the Note or any of the other Loan Documents may, in Lender's sole discretion, bear interest at the Default Rate.

      2.5 Payments. Borrower agrees punctually to pay or cause to be paid to Lender, via wire transfer, all principal and interest due under the Note or otherwise in respect of the Loan. Borrower shall make the following payments on the Loan:

            (a) Weekly.

                  (i) Upon the closing of each Applicable Underlying Loan, Borrower shall direct the Applicable Underlying Borrower and Applicable Underlying Guarantor, if any, in writing, to pay Lockbox Agent all interest, principal, Release Fees, prepayments (both voluntary and mandatory), and other amounts of any and every description payable to Borrower by or on behalf of such Applicable Underlying Borrower or Applicable Underlying Guarantor, if any, pursuant to the applicable Note Receivable or any other Applicable Underlying Loan Documents (hereinafter collectively referred to as the "Aggregate Weekly Collections"). The Aggregate Weekly Collections shall be deposited by Lockbox Agent into the lockbox account established and maintained by Lockbox Agent in accordance with the provisions of the Lockbox Agreement (the "Lockbox Account"). Immediately following any advance by Borrower of an Applicable Underlying Loan or any receivables loan from Borrower to the Applicable Underlying Borrower from which any Release Fees and/or other amounts due Borrower from the Applicable Underlying Borrower under the Applicable Underlying Loan Documents have been subtracted, Borrower shall pay all such subtracted amounts, together with any additional amounts paid to or otherwise received from time to time by Borrower in connection with an Applicable Underlying Loan, including but not limited to any amounts received by Borrower upon its realization upon any Applicable Underlying Loan Collateral, to Lockbox Agent, as and when such amounts are received by Borrower (and in the form so received, properly endorsed to Lockbox Agent, if appropriate), to be included within the Aggregate Weekly Collections deposited into the Lockbox Account. On each Business Day, Lockbox Agent shall remit, via wire transfer, all amounts then deposited in the Lockbox Account to Verification Agent, to be held in a collection account (the "Collection Account") and disbursed by Verification Agent in accordance with the terms, provisions, and conditions hereof and of the Verification Agent's Agreement.

                  (ii) On each Monday prior to the Maturity Date, provided that no Event of Default exists hereunder and Verification Agent has been provided with each and every document, instrument, certificate, and other item required to be furnished to Verification Agent pursuant hereto and the Verification Agent's Agreement, including but not limited to the written report referenced in the last paragraph of this Section 2.5(a)(ii), Verification Agent will:

                        (A) First, pay Lender, via wire transfer, by 5:00 p.m. Syracuse, New York time, one hundred percent (100%) of the portion of the Aggregrate Weekly Collections received by Lockbox Agent with respect to each Applicable Underlying Loan during the seven (7) days ending at 5:00 p.m. Syracuse, New York time on the immediately preceding Friday and subsequently transferred to the Collection Account that is allocated to interest owed Borrower pursuant to the Applicable Underlying Loan Documents as reflected on the applicable week's Weekly Allocation Report; provided, however, that in any particular calendar month, once Lender has received the Minimum Monthly Interest Payment due Lender with respect to the immediately preceding calendar month, the balance of all Aggregate Weekly Collections received by Lockbox Agent with respect to each Applicable Underlying Loan during the preceding seven (7) days and subsequently transferred to the Collection Account that are allocated to interest owed Borrower, pursuant to the Applicable Underlying Loan Documents as reflected on the applicable week's Weekly Allocation Report (the "Excess Interest"), shall be paid to Borrower; and

                        (B) Then, pay Lender, via wire transfer, by 5:00 p.m. Syracuse, New York time, the Applicable Borrowing Base Percentage of the portion of the Aggregate Weekly Collections received by Lockbox Agent with respect to each Applicable Underlying Loan during the seven (7) days ending at 5:00 p.m. Syracuse, New York time on the immediately preceding Friday and subsequently transferred to the Collection Account that is allocated to principal and other amounts owed Borrower (other than interest) pursuant to the Applicable Underlying Loan Documents as reflected on the applicable week's Weekly Allocation Report, and pay Borrower the remaining Aggregate Weekly Collections for the seven (7) days in question; provided, however, that if the sum of (1) the Aggregate Weekly Collections available for disbursement by Verification Agent on a particular Monday with respect to all Applicable Underlying Loans, pursuant to this Sub-paragraph 2.5(a)(ii)(B); and (2) the amount of Excess Interest for the preceding week, is less than $50,000, such sum shall not be disbursed in the foregoing manner but shall instead be added to and be deemed a portion of the immediately succeeding week's Aggregate Weekly Collections that are allocated to principal and other amounts (other than interest) and disbursed to Lender and Borrower with respect to such succeeding week, notwithstanding the total amount thereof.

                  Each disbursement by Verification Agent from the Collection Account shall be based upon the Weekly Allocation Report described in Section 6.1(g)(i) hereof and a detailed written report prepared by Borrower and delivered to Verification Agent that shows all relevant calculations and other methodologies to be used by Verification Agent in properly allocating Aggregate

Weekly Collections between Lender and Borrower with respect to each Applicable Underlying Loan. Both such reports shall be sent to Verification Agent by no later than 10:00 a.m. Syracuse, New York time each Monday prior to the Maturity Date. Verification Agent shall be responsible for reviewing such calculations and methodologies and notifying Lender that the same are consistent with the terms, provisions, and conditions hereof.

                  (iii) Notwithstanding the foregoing provisions of this Section 2.5(a) to the contrary, upon the occurrence of a Default or Event of Default hereunder, Verification Agent will immediately pay to Lender one hundred percent (100%) of the Aggregate Weekly Collections received by Lockbox Agent and subsequently transferred to Verification Agent and deposited into the Collection Account with respect to all Applicable Underlying Loans during the preceding seven (7) days. In the event that such Default is subsequently cured in accordance with the terms, provisions, and conditions of Section 7 hereof and no other Default or Event of Default hereunder exists, said Aggregate Weekly Collections shall thenceforth be allocated between Lender and Borrower in the manner provided for in Section 2.5(a)(ii) above.

                  (iv) All amounts received by Lender pursuant to this Section 2.5(a) shall be applied by Lender in the following order of priority (i) first, to reimburse Lender for all costs, expenses, and other amounts due Lender hereunder or pursuant to the other Loan Documents other than principal and interest, including but not limited to Verification Agent's fee as set forth in
Section 2.3(c) hereof for any Advances hereunder in excess of five (5) per calendar month; (ii) second, to pay Lender all accrued but unpaid interest due under the Note; and (iii) third, to reduce the outstanding principal balance of the Loan.

            (b) Monthly. Notwithstanding any provision of Section 2.5(a) above or any other term, provision, or condition hereof or of any other Loan Document to the contrary, on or before the fifteenth (15th) day of each calendar month, Borrower shall pay Lender via wire transfer, in arrears, the Minimum Monthly Interest Payment due with respect to the immediately preceding calendar month, commencing with the month immediately succeeding the month in which the Closing Date occurs, to the extent that said Minimum Monthly Interest Payment exceeds the sum of all amounts received by Lender from Verification Agent with respect to such immediately preceding calendar month, pursuant to Section 2.5(a) hereof.

            (c) Partial Releases. Under no circumstances shall Borrower execute and deliver any partial releases from the Lien of an Applicable Mortgage unless and until the Release Fee that corresponds to the Unit or Interval in question, pursuant to the Applicable Underlying Loan Documents, has been paid to and received by Lockbox Agent or if a default or event of default has occurred under such Applicable Underlying Loan Documents. Lender shall not be responsible for any of the costs incident to the preparation and recording of partial releases.

            (d) Final Payment. Notwithstanding any term, provision, or condition hereof to the contrary, the entire outstanding principal balance of the Loan, together with any and all accrued but unpaid interest thereon and all other Obligations, shall immediately be paid via wire transfer by Borrower to Lender and otherwise be satisfied in full on or before the earlier to occur of (i) the occurrence of an Event of Default hereunder; or (ii) the Maturity Date.

      2.6 Prepayments.

            (a) Voluntary. Borrower may prepay the Loan, in whole or in part, without premium or penalty, at any time, in its sole discretion.

            (b) Mandatory. If at any time and for any reason, the outstanding unpaid principal balance of the Note exceeds the aggregate amount of the Borrowing Base, then, within five (5) days following Borrower's receipt of telecopied notice from Lender of the occurrence of such excess over Borrowing Base or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess first occurred, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to the difference between the outstanding principal balance of the Note and the aggregate amount of the Borrowing Base.

      No prepayment premium or penalty shall be due Lender in connection with any voluntary or mandatory prepayment of the Loan.

      2.7 Guaranty. Payment and performance by Borrower of one hundred percent (100%) of all of the Obligations shall be unconditionally guaranteed, jointly and severally, by Guarantor.

SECTION 3. COLLATERAL

      3.1 Grant of Security Interest. To secure the prompt and complete payment and performance when due of all of the Obligations, for value received, Borrower hereby unconditionally and irrevocably assigns, pledges, and grants to Lender a continuing first priority Lien and security interest in and to the Collateral.

      3.2 Security Interest in All Pledged Notes Receivable. Notwithstanding that Lender is obligated, subject to the terms and conditions set forth herein and in the other Loan Documents, to make Advances only in respect of Eligible Notes Receivable, Lender shall have a continuing first priority Lien and security interest in and to all of the Pledged Notes Receivable and may collect and shall receive all payments made under or in respect of all Pledged Notes Receivable, including Eligible Notes Receivable that may become ineligible, until any of the same are released by Lender, if at all, pursuant to Section 11.10 below.

      3.3 Financing Statements. Borrower agrees, at its own expense, to execute the UCC-1 and UCC-3 financing statements provided for by the Code, together with any and all other appropriate instruments and documents, and to take such other action as may be required to perfect and to continue the perfection of Lender's first priority Liens and security interests in the Collateral. In addition, unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements on Borrower's behalf.

      3.4 Location of Collateral. Except for Encumbered Personal Property that is replaced in the ordinary course of business, all tangible Collateral (other than Collateral delivered to Lender or Custodian) shall remain, at all times, within the Applicable Resort at which it is located on the Closing Date, and Borrower may not transfer or cause the transfer of any such Collateral from such premises without the prior written approval of Lender.

      3.5 Protection of Collateral; Reimbursement. The portion of the Collateral consisting of (a) the original Pledged Notes Receivable; (b) the original Applicable Mortgages; and (c) all other original Loan Documents shall be delivered, at Borrower's expense, to Lender at its address as set forth in
Section 11.1 hereof and, except as otherwise expressly provided herein to the contrary, held in Lender's possession, custody, and control until all of the Obligations have been fully satisfied. Alternatively, Lender, in its sole discretion, may elect for Custodian to maintain possession, custody, and control of all such documents and instruments during such period of time. Each original Pledged Note Receivable delivered to Lender shall be duly endorsed with the words: "Pay to the order of Credit Suisse First Boston Mortgage Capital LLC, with recourse to the Maker of the promissory note to which this allonge is attached but without recourse to Resort Funding, Inc., except to the extent provided in that certain Loan and Security Agreement dated November 14, 1997, by and among Credit Suisse First Boston Mortgage Capital LLC, Resort Funding, Inc., and Equivest Finance, Inc." The portion of the Collateral delivered to Lender or Custodian as described above shall be segregated by Lender or Custodian, as the case may be, and stored in a secure, fire-resistant filing cabinet, access to which is limited in a commercially reasonable manner. Borrower and Guarantor agree that such storage is and shall be deemed to constitute reasonable care by Lender with respect to such Collateral. Except to the extent expressly included in the Custodian's fee as set forth in the Custodial Agreement, all insurance and other expenses of protecting the Collateral, including, without limitation, storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, and any and all excise, property, intangible, sales, and use taxes imposed by any state, federal, or local governmental authority on any of the Collateral or in respect of the sale thereof shall be paid by Borrower. Any and all other amounts for which Borrower may become liable hereunder and all costs and expenses

(including attorneys' and paralegals' fees, legal expenses, and court costs) that Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by Borrower to Lender with interest at the Default Rate, shall be included among the Obligations and, as such, shall be secured by all of the Collateral. Provided that Lender or Custodian retains the original Pledged Notes Receivable and Applicable Mortgages delivered to it in a secure, fire-resistant filing cabinet as provided above, Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, Lockbox Agent, Verification Agent, Custodian, or any other Person whomsoever, excluding damages or losses that occur as a result of Lender's gross negligence or willful misconduct.

      3.6 Cross-Collateralization and Default. The Collateral shall secure all of the Obligations as well as Borrower's obligations pursuant to the Timeshare Receivables Credit Facility, and all Liens, pledges, assignments, mortgages, security interests, and collateral granted to or for the benefit of Lender pursuant thereto or any other related documents or instruments shall also secure the Obligations. In addition, the Loan and the Timeshare Receivables Credit Facility shall be cross-defaulted such that any event of default with respect to the Timeshare Receivables Credit Facility shall constitute an Event of Default hereunder, and vice versa.

SECTION 4. CONDITIONS PRECEDENT TO CLOSING AND FUNDING PROCEDURES

      The obligation of Lender to enter into this Agreement and to make any Advances of the Loan shall be subject to the complete satisfaction of each of the conditions precedent set forth in the Commitment, in addition to all of the conditions precedent set forth below and elsewhere in the Loan Documents:

      4.1 The Loan. On or prior to the Closing Date:

            (a) Execution and Delivery. Borrower and Guarantor shall execute and cause to be notarized, witnessed, and attested, as appropriate, and delivered to Lender the Loan Documents, together with such additional documents and certifications as Lender and its counsel may reasonably require in order to ensure that all conditions precedent to the closing of the Loan and the making of Advances hereunder have been satisfied in all respects.

            (b) Opinion of Borrower's Counsel. Lender shall have received from duly licensed counsel for Borrower and Guarantor acceptable to Lender such legal opinions in form and substance satisfactory to Lender, dated as of the Closing Date, as may be required by Lender, in its reasonable discretion.

            (c) Representations, Warranties, Covenants, and Agreements. The representations and warranties contained in the Loan Documents and in any certificates delivered to Lender in connection with the closing shall be true and correct in all material respects, and all covenants and agreements required to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

            (d) No Prohibitions. Neither Borrower nor Guarantor shall have taken any action or permitted any condition to exist that would have been prohibited by any provision of this Agreement or the Commitment.

            (e) Borrower's and Guarantor's Background Documents. Borrower shall have delivered to Lender, and Lender shall have approved each of the following:

                  (i) Borrower's and Guarantor's Organizational Documents. Copies of Borrower's and Guarantor's organizational documents, including but not limited to their respective articles of incorporation and bylaws, together with any amendments thereto, certified to be true and complete by Borrower's and Guarantor's Secretaries, respectively.

                  (ii) Good Standing Certificates. Current good standing certificates issued by the Delaware and Florida Secretaries of State for Borrower and Guarantor, respectively.

                  (iii) Resolutions. Certified resolutions of Borrower's and Guarantor's boards of directors authorizing the execution of all Loan Documents and the performance of all Obligations thereunder.

            (f) Financial Statements. Lender shall have received and approved the Financial Statements required pursuant hereto to be delivered to Lender, or otherwise required by Lender, for Borrower and Guarantor, all in form and substance satisfactory to Lender.

            (g) Proceedings Satisfactory. All actions taken in connection with the execution and delivery of the Loan Documents, and all documents and papers related thereto, shall be completely satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of all such documents and papers as Lender or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel, in their sole discretion.

            (h) Expenses. Borrower shall have paid all fees, expenses, and other amounts required to be paid prior to or on the Closing Date, pursuant to this Agreement, including but not limited to the initial installment of the Structuring Advisory Fee, pursuant to Section 1.87 hereof.

      4.2 Applicable Underlying Loans. At least ten (10) Business Days prior to the date of each Initial Underlying Loan Advance, Borrower shall deliver to Lender and Verification Agent a sworn written certificate, in form and content satisfactory to Lender, in its sole discretion, confirming, to the extent applicable, that:

            (a) Applicable Underlying Loan Documents. The Applicable Underlying Borrower and the Applicable Underlying Guarantor have executed and delivered to Borrower the Applicable Underlying Loan Documents.

            (b) Title Policies. The Applicable Underlying Borrower has delivered to Borrower a commitment to issue an ALTA extended coverage lender's policy of title insurance insuring in favor of Borrower, together with its successors and assigns, including but not limited to Lender, the first priority of the Lien of the Applicable Mortgage upon the subject Mortgaged Real Property and/or Encumbered Intervals, without exception for filed or unfiled mechanics' liens or claims or for matters that an accurate survey would disclose, subject only to such exceptions and conditions to title as Borrower and Lender shall have approved in writing and such affirmative coverage as Borrower or Lender deems reasonably necessary (the "Title Policy"). Such policy shall be in an amount not less than the original principal amount of the applicable Note Receivable and be issued by a title insurance company satisfactory to Borrower and Lender in all respects (the "Title Insurance Company"). Final title insurance policies delivered at the time of each advance of the Applicable Underlying Loan must insure that the Applicable Mortgage creates a first priority Lien in and to the subject Mortgaged Real Property and/or Encumbered Intervals in favor of Borrower, together with its successors and assigns, with such exceptions and conditions to title as Borrower and Lender shall have approved in writing.

            All such Title Policies shall contain such affirmative coverage as Lender deems reasonably necessary, including but not limited to an affirmative statement that the Title Policy insures Borrower, together with its successors and assigns, including but not limited to Lender, against all mechanics' and materialmen's liens arising from or out of construction of the Financed Improvements and, to the extent available and commonly required by lenders in the Applicable Jurisdiction, shall contain endorsements in form and content acceptable to Lender: (A) insuring against matters that would be disclosed on an accurate survey of the Land; (B) insuring that no building restriction or similar exception to title disclosed on the Title Policy has been violated and that any violation thereof would not create or result in any reversion, reverter, or forfeiture of title; (C) a zoning endorsement in the form typically issued in the Applicable

Jurisdiction; and (D) insuring over any environmental superlien or similar lien upon all or any portion of the Applicable Resort. Such Title Policy shall provide that Borrower shall receive an endorsement to the Title Policy on the date of each advance of the Applicable Underlying Loan: (i) indicating that since the date of the immediately preceding advance, there has been no change in the state of title and no mechanics' or materialmen's lien, claim, or lien or similar notice has been filed against any of the Applicable Underlying Loan Collateral; (ii) updating the Title Policy to the date of such advance; and
(iii) increasing the coverage of the Title Policy by an amount equal to the amount of such advance if the Title Policy does not by its own terms provide for such an increase. The condition of title to all Applicable Underlying Loan Collateral must be satisfactory to Lender in all respects, in its sole discretion, as a condition precedent to Lender's obligation to make any Advances hereunder in respect of the Applicable Underlying Loan that is secured by Borrower's Lien in and to such Applicable Underlying Loan Collateral.

            (c) Opinions of Applicable Underlying Borrower's Counsel. Borrower has received from counsel for the Applicable Underlying Borrower and the Applicable Underlying Guarantor, licensed in the Applicable Jurisdiction and acceptable to Borrower and Lender, legal opinions in form and substance satisfactory to Borrower and Lender, dated as of the date of closing of the Applicable Underlying Loan, covering such items as may be required by Borrower and Lender, including, without limitation, that the Applicable Underlying Loan Documents are valid, binding, and enforceable in accordance with their terms and that they do not violate any applicable usury or other Applicable Laws.

            (d) Applicable Underlying Borrower's Background Documents. The Applicable Underlying Borrower has delivered to Borrower and Borrower has approved each of the following:

                  (i) Applicable Underlying Borrower's Organizational Documents. Copies of the Applicable Underlying Borrower's organizational documents, including but not limited to its articles of incorporation, bylaws, partnership agreement, and other relevant documents, as applicable, together with any amendments thereto, certified to be true and complete by the Applicable Underlying Borrower's Secretary or other authorized representative.

                  (ii) Good Standing Certificates. Current good standing certificates issued by the appropriate Secretaries of State for the Applicable Underlying Borrower and the Applicable Underlying Guarantor.

                  (iii) Resolutions. Certified resolutions of the Applicable Underlying Borrower's and Applicable Underlying Guarantor's boards of directors or general partners, as applicable, or such other evidence of authority as is appropriate for the Applicable Underlying Borrower's and Applicable Underlying Guarantor's form of business organization, authorizing the execution of all

Applicable Underlying Loan Documents and the performance of all obligations of the Applicable Underlying Borrower and Applicable Underlying Guarantor thereunder.

                  (iv) Survey. A survey, dated within ninety (90) days prior to the date of closing of the Applicable Underlying Loan, satisfactory to Borrower and Lender and prepared by a licensed surveyor satisfactory to Borrower, Lender, and the Title Insurance Company in accordance with Borrower's requirements, of the Applicable Resort's Land, showing the location and dimensions of all Units, Common Elements, and other improvements thereto and indicating the routes of ingress and egress for public access to the Applicable Resort, all utility lines, walks, drives, recorded or visible easements and rights-of-way on such Land, and showing that there are no encroachments, improvements, projections, or easements (recorded or unrecorded) on the property lines. Foundation perimeters are to be added to the survey by the surveyor as soon as they are in place for all buildings. The survey shall certify the acreage of the Land and shall indicate whether the Land is located within any flood hazard area. The survey must be prepared in accordance with the standards set forth by ALTA/ACSM and those of any and all surveyors' bureaus or associations of the Applicable Jurisdiction as well as any and all Applicable Laws and must be certified to Borrower and the Title Insurance Company. The surveyor's certificate placed on the survey shall include a statement that said survey locates any and all such items set forth as exceptions in the Title Policy as Borrower may require, shall include a legal description of the Mortgaged Real Property, and otherwise satisfy all of Borrower's and Lender's survey requirements, and shall include any other information required by Lender, Borrower, or the Title Insurance Company.

                  (v) Environmental Report. An environmental report or reports covering the Applicable Resort, including all Mortgaged Real Property, confirming (to the extent relevant, in Lender's reasonable discretion):

                        (A) The absence of Hazardous Materials on, under, or affecting the Land or any other real property or personal property comprising the Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction;

                        (B) That the engineering or environmental consulting firm has obtained, reviewed, and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities, and such other information as Borrower or Lender may reasonably require, including, without limitation, a Phase I Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the Applicable Resort or in such proximity thereto as to create a material risk of contamination of any the Applicable Underlying Loan Collateral, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction;

                        (C) The absence of radon gas at the Applicable Resort, including all of the Units, or, if radon gas is found to be present in any part of the Applicable Resort or the Units, that such presence is of a nature or magnitude so as to be fully in compliance with applicable standards under the Environmental Laws and all other applicable laws or standards; and

                        (D) The absence of friable asbestos within the Units, Common Elements, or elsewhere at the Applicable Resort or, if asbestos is found to be present in any part of the Applicable Resort, that such presence is of a nature or magnitude that is able to be removed by a licensed removal contractor for a guaranteed maximum sum satisfactory to Borrower and Lender and included in the Applicable Approved Construction Budget.

                  (vi) Soil Tests. A report as to soil and compaction condition and analysis made at the Land by a soil testing firm satisfactory to Borrower and Lender. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and must also be satisfactory to Lender and also shall include a sinkhole analysis of the Applicable Resort. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed in order to adequately support the Financed Improvements. During the course of construction, the Applicable Underlying Borrower shall also provide such reports as to concrete tests and such additional soil tests as are required by Borrower or Lender.

            (e) Evidence of Insurance. Borrower has received certified copies of all insurance policies and endorsements thereto or other evidence satisfactory to Borrower and Lender, in the sole discretion of each, relating to the Applicable Resort, including but not limited to the Financed Improvements and the Encumbered Intervals. In addition, Borrower has received written evidence that the Applicable Underlying Borrower has obtained and is maintaining all policies of insurance required by and in accordance with Section 6.1(c) hereof, including but not limited to copies of the most current paid insurance premium invoices for such policies.

            (f) Applicable Laws. Borrower has received evidence satisfactory to Borrower and Lender that all existing and contemplated Financed Improvements at the Applicable Resort are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the construction, development, establishment, and operation of the Applicable Resort and the sale, use, marketing, and occupancy of Units and Intervals thereat.

            (g) Litigation. Borrower has received evidence satisfactory to Borrower and Lender that there exists no pending or threatened bankruptcy, foreclosure, or other material litigation or judgments outstanding against or with respect to the Applicable Resort, all or any portion of the Applicable Underlying Loan Collateral, the Applicable Underlying Borrower, or the Applicable Underlying Guarantor (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is a plaintiff and no counterclaim is pending; or (ii) Borrower and Lender determine, in their sole discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Borrower shall have obtained an independent search, at Borrower's or the Applicable Underlying Borrower's expense, confirming that no such bankruptcy, foreclosure action, or other material litigation or judgment exists.

            (h) Code/Other Searches. Borrower has obtained such searches of the applicable public records as it deems necessary under all Applicable Laws to verify that it has a first and prior perfected Lien and security interest covering all of the Applicable Underlying Loan Collateral.

            (i) Taxes and Assessments. Borrower has received copies of the most current tax bills related to the Applicable Resort, together with evidence satisfactory to it that all taxes and assessments owed by or for which the Applicable Underlying Borrower or an owners' association is responsible for collection have been paid, which taxes and assessments include, without limitation, sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes, income taxes, and any assessments related to the Applicable Resort and/or the Units or Intervals thereat. Borrower shall also have received information satisfactory to Borrower and Lender disclosing the tax identification numbers, tax rates, estimated tax values, assessment ratios, and estimated assessment values or amounts with respect to the Applicable Resort and the Land and the identities of the taxing authorities having jurisdiction over the Land and the Applicable Resort as well as the instrumentalities and entities having the power and jurisdiction to impose assessments against the Land or the Applicable Resort.

            (j) Financial Statements. Borrower has received the financial statements required by the Applicable Underlying Loan Documents to be delivered to Borrower, or otherwise required by Borrower, for the Applicable Underlying Borrower and the Applicable Underlying Guarantor, all in form and substance satisfactory to Borrower and Lender.

            (k) Appraisal. Borrower has furnished Lender with an MAI appraisal of the Applicable Resort, including but not limited to all real and personal property contemplated to become Mortgaged Real Property, Encumbered Intervals, or Encumbered Personal Property hereunder, prepared by a nationally recognized appraisal firm and in form and content acceptable to Borrower and Lender, in the sole discretion of each.

            (l) Construction Contract. To the extent applicable, a general construction contract (the "Construction Contract"), in form and content acceptable to Borrower and Lender, has been executed by and between the Applicable Underlying Borrower and a general contractor acceptable to Borrower and Lender (the "General Contractor"), to construct the Financed Improvements in accordance with the Plans therefor and all Applicable Laws. The Construction Contract shall contain, in addition to any other provisions relating to construction of the Financed Improvements that Borrower or Lender may reasonably require, the following provisions:

                  (i) An agreement to supply and/or furnish all labor, supervision, materials, supplies, and equipment necessary to complete the construction of the Financed Improvements, on or before the date which is eighteen (18) months following the date of the Initial Underlying Loan Advance (the "Completion Date"), for not more than a guaranteed maximum fixed price acceptable to Borrower and Lender;

                  (ii) A provision that the General Contractor and each subcontractor and materialman shall, as a precondition to the filing of a claim of mechanics' lien or the assertion of any related rights, provide Borrower and Lender with thirty (30) days' prior written notice thereof;

                  (iii) A provision for such Holdback Amount as Borrower and Lender consider appropriate under the circumstances, which Holdback Amount shall be released in the manner set forth in the Applicable Underlying Loan Documents, the form and content of which are approved by Lender in writing;

                  (iv) A provision that prior to final payment under the Construction Contract, the General Contractor shall deliver to the Applicable Underlying Borrower, Borrower, and Lender (A) a final and complete release of Liens signed by the General Contractor and all subcontractors and materialmen performing work or supplying materials; and (B) a certificate of substantial completion or its legal equivalent with a punch list executed by the Applicable Underlying Borrower, the General Contractor, and the Architect;

                  (v) A provision that the Construction Contract may not be terminated by the General Contractor until thirty (30) days after delivery of a written notice of the Applicable Underlying Borrower's default to Borrower and Lender (or such longer period after said delivery as may be reasonably necessary to cure a default thereunder) and may not be terminated by the General Contractor by reason of the bankruptcy or insolvency of the Applicable Underlying Borrower;

                  (vi) A provision that, upon the occurrence of a default or an event of default under the Construction Contract, the General Contractor will, at the request of Borrower or Lender, continue to perform thereunder until construction of the Financed Improvements has been completed; and

                  (vii) Such other commercially reasonable provisions as Borrower or Lender shall require.

            (m) Applicable Approved Construction Budget. Borrower has received and approved the Applicable Approved Construction Budget consisting of a breakdown certified by the Applicable Underlying Borrower and the General Contractor, in form, scope, and content acceptable to Borrower and Lender, setting forth all acquisition, construction, and other costs of developing the Financed Improvements, including, without limitation, financing costs, costs of acquisition of the Land, costs of construction of the Financed Improvements, and other hard and soft costs incidental to the construction of the Financed Improvements and the development of the Applicable Resort and specifying which items are to be funded from sources other than the proceeds of the Applicable Underlying Loan. The Applicable Approved Construction Budget shall serve as the basis upon which advances of the Applicable Underlying Loan are made on account of each of the categories set forth therein (the costs disclosed on the Applicable Approved Construction Budget and approved in writing by Lender shall hereinafter be referred to as the "Approved Costs"). Subject to Section 6.2(c) hereof, if, in the judgment of Borrower, Lender, or Verification Agent, the total estimated costs of constructing the Financed Improvements exceed the maximum principal amount of the Applicable Underlying Loan, then the Applicable Underlying Loan Documents shall require the Applicable Underlying Borrower to invest immediately the amount of the difference in accordance with the requirements of the Applicable Underlying Loan Documents. The Applicable Underlying Loan Documents shall further require that if any specific amount set forth in the Applicable Approved Construction Budget is insufficient for its intended purpose, then the Applicable Underlying Borrower shall immediately cure such monetary deficiency by paying the amount thereof to Borrower or providing Borrower with other financial assurances deemed adequate by Borrower, in its sole discretion, that such monetary deficiency will be satisfied. The Applicable Approved Construction Budget shall be accompanied by the Applicable Approved Construction Schedule, in form and content acceptable to Borrower and Lender, setting forth the dates on which the Applicable Underlying Borrower expects to request advances of the Applicable Underlying Loan and specifying the work, materials, and other costs to be paid with the proceeds of each such advance. The Applicable Underlying Loan Documents shall require that upon any change in the Applicable Approved Construction Budget or the Applicable Approved Construction Schedule, the Applicable Underlying Borrower shall immediately deliver to Borrower a copy of such revised Applicable Approved Construction Budget or Applicable Approved

Construction Schedule, both of which must be acceptable to Borrower and Lender, in the sole discretion of each.

            (n) Architect's Contract. Borrower has received and approved a copy of the contract by and between the Applicable Underlying Borrower and the Architect, which contract includes the services of an engineer retained by the Architect in connection with and as part of Architect's work under such contract, which shall be in form and content acceptable to Borrower and Lender and which provides that the Architect shall submit to Borrower all certificates, as-built plans, specifications, and other information as a prerequisite to Borrower's advances of Applicable Underlying Loan proceeds, including the final advance thereof. Among other provisions, said Architect's contract shall prohibit the Applicable Underlying Borrower from agreeing to or permitting any material amendment, modification, waiver, or other material change to or of any of the foregoing without the prior written consent of Borrower. Borrower shall also have received from the Applicable Underlying Borrower a written certificate from the Architect covering such matters as may be required by Borrower or Lender and stating that the proposed Financed Improvements, when completed in accordance with the Plans, will comply with all Applicable Laws, together with an agreement by the Architect, in form and content acceptable to Borrower and Lender, that upon the occurrence of an event of default under the Applicable Underlying Loan Documents, the Architect will, at Borrower's request: (A) assign to Borrower all of the Architect's right, title, and interest in any engineering contract in respect of the Financed Improvements; (B) continue performance pursuant to its agreement with the Applicable Underlying Borrower until the completion of construction of the Financed Improvements, provided that Borrower shall compensate the Architect from the date of Borrower's assumption of such agreement in accordance with said agreement for all such services rendered; and
(C) permit Borrower to use the Plans and any materials obtained by the Architect from any engineer retained by the Architect at no cost to Borrower. All costs of the Architect shall be paid by the Applicable Underlying Borrower or Borrower.

            (o) Subcontracts. Every contract, in form and content acceptable to Borrower and Lender, that has been executed by and between the General Contractor and a construction manager, subcontractor, materialman, or supplier that is to provide labor and/or materials in connection with the development and construction of the Financed Improvements in accordance with the Plans with a value of $5,000 or more (a "Material Subcontractor") contains the agreement of the Subcontractor to perform its respective contract for Borrower following the occurrence of an event of default pursuant to the Applicable Underlying Loan Documents. Furthermore, Borrower has received from the Applicable Underlying Borrower a list of all Material Subcontractors working on the Financed Improvements, together with copies of their respective contracts, and showing the name, address, and telephone number of each Material Subcontractor, the work or material performed or supplied thereby, and the total amount of each relevant contract and subcontract and amounts paid through the date upon which such list was completed.

            (p) Plan and Cost Review. Borrower has completed a written plan and cost review covering such matters as may be required by Lender and confirming that the proposed Financed Improvements can feasibly be constructed within the cost limitations set forth in the Applicable Approved Construction Budget and that the proposed Financed Improvements, when completed in accordance with the Plans, will comply with all applicable zoning and other Applicable Laws.

            (q) Permits and Approvals. Borrower has received copies of building permit(s) and other satisfactory evidence that the Land and the Financed Improvements and the intended uses of the Applicable Resort are in compliance with all Applicable Laws, including, without limitation: (i) Environmental Laws;
(ii) erosion control ordinances; (iii) doing-business and/or licensing laws;
(iv) laws protecting disabled or handicapped persons; and (v) zoning laws. All permits and approvals granted to the Applicable Underlying Borrower shall continue to be legally valid and shall remain in full force and effect for so long as the Applicable Underlying Loan is outstanding.

            (r) Plans. Borrower has received and approved complete and detailed Plans which shall be satisfactory to Borrower and Lender, in the sole discretion of each, and Verification Agent, including any changes or modifications thereto and including Plans for architectural, structural, mechanical, plumbing, electrical, and site development (including storm drainage, utility lines, erosion control, and landscaping) work. All Plans must be stamped with all required approvals from all applicable governmental authorities, certified under seal by the Architect, and signed by the Applicable Underlying Borrower and the General Contractor to be true copies of the Plans architecturally and structurally approved by all authorities and agencies having jurisdiction thereover. No change shall be made thereafter in the Plans without the prior written consent of Borrower and Lender, except as otherwise provided in the Applicable Underlying Loan Documents as approved by Lender.

            (s) Certificate of Architect. Borrower has received a Certificate of Architect from the Architect who prepared the Plans addressed to Borrower and stating that (i) any necessary soil testing has been performed, and soil conditions are satisfactory for the structural support of the Financed Improvements; (ii) that there is adequate ingress and egress to the Applicable Resort and the Financed Improvements; (iii) that the Plans have been approved by all applicable governmental authorities, meet all state construction, energy conservation, and Environmental Laws, and comply with all federal laws and regulations adopted pursuant to the Fair Housing Act of 1968 (as amended), the Americans with Disabilities Act of 1990, and all other Applicable Laws; (iv) that provisions have been made for the handicapped in accordance with all state and local ordinances, rules, and regulations; (v) that the zoning is proper; (vi) that all utilities necessary to service the Financed Improvements and the Applicable Resort are available with adequate capacity; and (vii) that all required governmental permits and approvals have been obtained; and such additional items as may reasonably be required by Borrower or Lender.

            (t) Lien Waivers. Borrower has received a certificate or affidavit of the Applicable Underlying Borrower certifying that within the past ninety
(90) days, no work has been performed on the Applicable Resort for which payment has not been made in full and for which a Lien could be filed, together with such indemnity as the Title Insurance Company may require to issue affirmative mortgagee's title insurance against mechanics' and materialmen's Liens, including, without limitation, waivers of Lien from each and every contractor, subcontractor, laborer, or material supplier performing services or supplying material to the Applicable Resort within the past ninety (90) days and an affidavit listing all of said entities and certifying that no work has been performed and no materials have been supplied for which the costs remain unpaid prior to the date of closing of the Applicable Underlying Loan or the date of the applicable advance; provided, however, that no such lien waiver need be delivered by any subcontractor, laborer, or material supplier performing services or supplying material with a value of less than $5,000 until such time as the aggregate value of labor or materials supplied or services performed by such subcontractors, laborers, or suppliers exceeds $50,000.

            (u) Interval Sales. To the extent applicable, Borrower has received written evidence to the effect that the Applicable Underlying Borrower has complied in all respects with all Applicable Laws relating to the marketing and sale of Intervals, including but not limited to any Encumbered Intervals, at the Applicable Resort, including but not limited to timeshare registration statutes, rules, and regulations.

            (v) Management and Property Contract. Borrower has received a copy of the management contract for the Applicable Resort (the "Management Contract") and determined to its satisfaction that the Applicable Resort is being managed by a professional management company acceptable to Borrower and Lender.

            (w) Miscellaneous. Such other matters as Lender shall reasonably require.

      True copies or, to the extent required hereby, originals of all of the above-referenced documents, instruments, forms, opinions, and other materials shall be delivered to Verification Agent either prior to or contemporaneously with Borrower's execution and delivery to Lender of the sworn written certificate required by this Section 4.2. Verification Agent's written acknowledgment of receipt and recommendation of approval of each such item is an absolute condition precedent to Lender's obligation to make any Advances hereunder in respect of the Applicable Underlying Loan(s) to which Borrower's Initial Underlying Loan Request and any subsequent Draw Requests (as such term is defined in Section 4.3 below) pertain; provided, however, that in the event that Verification Agent fails to provide Lender with such written acknowledgment of receipt and recommendation of approval or, alternatively, notification that Verification Agent does not recommend Lender's approval of each such item, within ten (10) Business Days following Verification Agent's actual receipt of all applicable documents, instruments, forms, opinions, and other materials, then, for purposes of this Section 4.2, Verification Agent shall be deemed to have provided Lender with its recommendation of approval of each such item in connection with the relevant Advance.

      4.3 Funding Procedures. Subject to Section 2.3 hereof, from time to time during the Borrowing Term, Borrower may submit to Lender a written request for an Advance hereunder (hereinafter sometimes called a "Draw Request") in substantially the form of Exhibit "K," attached hereto and incorporated herein by this reference. Provided that no Event of Default hereunder then exists, each Advance approved by Lender and Verification Agent shall be made within ten (10) Business Days following the last to occur of (a) Lender's receipt of the applicable Draw Request and all items required to be submitted to Lender hereunder, including but not limited to those items referenced in this Section
4.3 (to the extent applicable); and (b) Verification Agent's written notification to Lender that all items submitted to Verification Agent for its review pursuant hereto and the Verification Agent's Agreement are acceptable; provided, however, that in the event that Verification Agent fails to provide Lender with such written notification or, alternatively, notification that Verification Agent has not determined each such item to be acceptable, within ten (10) Business Days following Verification Agent's actual receipt of all applicable documents, instruments, forms, opinions, and other materials required to be furnished thereto by Borrower hereunder, then, for purposes of this
Section 4.3, Verification Agent shall be deemed to have provided Lender with written notification that all items submitted to Verification Agent for its review, pursuant hereto and the Verification Agent's Agreement, are acceptable.

      In particular, the obligation of Lender to make any Advance hereunder shall be subject to the satisfaction of all of the following conditions precedent:

            (a) Requests for Advances. Each Draw Request shall:

                  (i) Be in writing;

                  (ii) Be accompanied by a sworn written certificate containing all of the certifications required to be included in the certificate described in Section 4.2 above and dated as of the date of such Draw Request;

                  (iii) Specify the principal amount of the Advance requested, and designate the Applicable Underlying Loan(s) to which the proceeds of such Advance pertain;

                  (iv) Certify the amount of the then current Borrowing Base of the Applicable Underlying Loan(s) in question;

                  (v) Confirm that all representations and warranties of Borrower contained in this Agreement are true and correct as of the date of the Draw Request and, after giving effect to the making of the requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

                  (vi) State that no Default or Event of Default exists as of the date of the Draw Request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

                  (vii) Be delivered to the office of Lender as set forth in
Section 11.1 hereof and to Verification Agent at its address as set forth in the Verification Agent's Agreement at least ten (10) Business Days prior to the date of the requested Advance;

                  (viii) Be signed by a duly authorized officer of Borrower;

                  (ix) As to each Applicable Underlying Loan in respect of which the requested Advance is sought, contain Borrower's sworn written certificate to the effect that, to the extent applicable:

                        (A) It has received the Applicable Underlying Borrower's advance request on a completed AIA requisition form that describes the total cost budget in detail by line item categories of the Applicable Approved Construction Budget, the percentage of work completed, the total dollar amount required to complete construction of the Financed Improvements, and such other information as Borrower or Lender may reasonably require;

                        (B) It has verified the appropriateness of all advance requests theretofore made by the Applicable Underlying Borrower in connection with the Applicable Underlying Loan, including but not limited to the items set forth in Section 4.2 above, together with all other information deemed reasonably necessary by Borrower or Lender relating to the progress of construction of the Financed Improvements within the Applicable Resort;

                        (C) It has verified that the progress of construction is in accordance with the Plans, the Applicable Approved Construction Budget, and all Applicable Laws, that the aggregate amount of advances of the

Applicable Underlying Loan does not exceed the cost of work already completed, that the balance of Applicable Underlying Loan proceeds remaining to be disbursed by Borrower are sufficient to complete all Financed Improvements in accordance with the Plans and all Applicable Laws, and that the Financed Improvements will be completed on or before the Completion Date;

                        (D) With respect to Advances that relate to the construction of any new building or of exterior structural improvements, promptly upon the completion of construction of the foundations of the Financed Improvements, it has received a foundation survey that shows the locations of such foundations, accompanied by a certification of the surveyor as to the absence of encroachments from or onto the Land and compliance of the Financed Improvements, as then constructed, with all setback requirements and other relevant restrictions;

                        (E) It has obtained an endorsement to the Title Policy insuring that, or, if no such endorsement is available, then a certificate of the Architect certifying that, no building location is in violation of any easement of record, and no building location is in violation of any setback restriction;

                        (F) It has received (or Borrower has delivered or caused to be delivered to the Title Insurance Company, in escrow) a fully executed release of Lien from the General Contractor and from each Material Subcontractor to be paid with the proceeds of such Advance, pursuant to which the General Contractor and each such Material Subcontractor relinquishes its right to file a mechanics' Lien against the Land or the Financed Improvements in exchange for payment for work completed to date;

                        (G) It has received a current endorsement to the Title Policy that indicates that since the effective date of the Title Policy (or the effective date of the last such update, if any), there has been no change in the status of title to the Applicable Resort as set out in the Title Policy, that the Lien of the Applicable Mortgage remains a first priority mortgage Lien on the subject Mortgaged Real Property and Encumbered Intervals (if applicable) and is free and clear of any mechanics' Liens or any other encumbrances not permitted by Borrower and Lender, and which has the effect of increasing the coverage of the Title Policy by an amount equal to the advance being made, unless the Title Policy expressly provides automatically and unconditionally for such increase in coverage upon each such disbursement;

                        (H) It has received written documentation that satisfactorily accounts to Borrower for the expenditure of funds allocated to the payment of the soft costs set forth in the Applicable Approved Construction Budget;

                        (I) It has no knowledge of any asserted or threatened defense, offset, counterclaim, discount, or allowance in respect of any Pledged Note Receivable; and

                        (J) It has received such additional items as Lender shall reasonably require.

            (b) Review and Approval by Verification Agent. Each and every item listed in Section 4.3(a) above, together with true copies of all documents, instruments, forms, certificates, opinions, and other materials received by Borrower from an Applicable Underlying Borrower in connection with a request for an advance under an Applicable Underlying Loan has been delivered to Verification Agent by Borrower, and Verification Agent has reviewed same and provided Lender with its written acknowledgment of receipt, its recommendation of approval of each such item, and its opinion concerning the complete satisfaction of any and all requirements and conditions precedent to Advances hereunder in respect of the Applicable Underlying Loan.

            (c) Other Conditions. In addition to the other conditions set forth in this Agreement, the making of each Advance under the Loan shall be subject to the satisfaction of all of the following conditions as of the date of such
Advance:

                  (i) All of the conditions set forth in the Commitment, this Agreement, and the other Loan Documents have been fully satisfied by Borrower, including but not limited to the proper recordation of the Pledges and Assignments of Notes Receivable and Applicable Mortgages and other Loan Documents in the Applicable Jurisdictions and the filing of all appropriate UCC-1 and UCC-3 financing statements in accordance with the provisions of the Code, this Agreement, and the other Loan Documents (or the deposit of all such documents and instruments in escrow with the Title Insurance Company, if appropriate);

                  (ii) No Default or Event of Default exists immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

                  (iii) Each document, instrument, contract, and agreement required to have been executed and delivered in connection with any prior Advance is consistent with the terms of this Agreement and remains in full force and effect;

                  (iv) The date on which such requested Advance is to be made is a Business Day;

                  (v) Not more than two (2) Advances under the Loan have previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional such Advance during such calendar month;

                  (vi) Lender has determined that the requested Advance, when added to the aggregate outstanding principal balance of all previous Advances, if any, under the Loan, does not exceed $30,000,000, that each Pledged Note Receivable as to which such Advance is sought remains an Eligible Note Receivable hereunder, and that the Maximum Weighted Average has not been exceeded;

                  (vii) All representations and warranties contained herein, in the other Loan Documents, and in any certificates delivered to Lender in connection with the Loan are true and correct in all material respects; and

                  (viii) Lender has received evidence satisfactory to Lender, in its sole but reasonable discretion, that the Applicable Resort, the Applicable Underlying Loan Collateral, and the Applicable Underlying Borrower are in compliance with all Applicable Laws.

            (d) Payments by Lender. Lender may, at any time and without a request therefor having been submitted by Borrower, advance Loan proceeds for the purpose of paying interest on the Loan, real estate taxes, insurance premiums, fees and expenses of Lender's counsel, or to cure an Event of Default. After the occurrence of an Event of Default or of an event or the existence of a condition which, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder, Lender may, as to an Applicable Underlying Loan, make payments directly to the General Contractor, any subcontractor, or any other party that has supplied labor, material, or services in connection with or incidental to the construction of any of the Financed Improvements, or for the payment of other costs set forth in the Applicable Approved Construction Budget or the cost of any of Borrower's undertakings pursuant to the Loan Documents. Notwithstanding the foregoing provisions of this
Section 4.3(d) and except as otherwise provided herein to the contrary, Lender shall furnish Borrower with written notice of Lender's intent to take any of the foregoing actions and afford Borrower ten (10) days in which to take such actions itself prior to Lender's doing so.

            (e) Miscellaneous Conditions. In connection with any Applicable Underlying Loan, Lender shall not make any disbursement for construction of any of the Financed Improvements unless (i) such Financed Improvements have satisfactory access to dedicated and completed streets unencumbered by Liens;
(ii) the Applicable Mortgage constitutes a first priority Lien on the Mortgaged Real Property, the Encumbered Intervals (if applicable), and such Financed Improvements; and (iii) except as otherwise specifically provided herein to the contrary, there exists no Lien of any sort, whether prior or inferior, other than the Lien of the Applicable Mortgage with respect to the Mortgaged Real Property, Encumbered Intervals, and such Financed Improvements, except for Liens with respect to which an appropriate bond or other financial assurance that totally protects Lender's first priority Lien and right, title, and interest in and to such Mortgaged Real Property, Encumbered Intervals, and Financed Improvements has been issued, the inchoate Liens for property taxes not yet due and the exceptions permitted by Lender in the Title Policy. Lender shall also be under no obligation to make an Advance in respect of the Applicable Underlying Loan (i) if Lender reasonably determines that construction of the Financed Improvements cannot be completed in accordance with the Applicable Approved Construction Schedule; (ii) if Lender is not reasonably satisfied that the proceeds of the Applicable Underlying Loan remaining undisbursed will be sufficient to complete all of the Financed Improvements according to the Plans and to pay for all labor, material, and costs and all other costs and disbursements required to complete the Financed Improvements, including interest and other non-construction costs; (iii) if the Applicable Resort has been materially damaged by fire or other casualty; or (iv) after the Completion Date.

            (f) Conditions Precedent to Final Disbursements. The final Advance of the Loan in connection with an Applicable Underlying Loan shall be disbursed by Lender only upon Borrower's fulfillment of all of the following conditions (to the extent applicable):

                  (i) Evidence of Completion. Receipt by Lender of a certificate of completion from the Architect or other satisfactory evidence confirming the completion of the Financed Improvements substantially in accordance with the Plans and all Applicable Laws and the approval of such completion by the applicable local governmental authorities. Such certificate or other evidence shall be duly executed by the General Contractor and the Applicable Underlying Borrower. In addition, Borrower shall furnish Lender with copies of all occupancy permits or other permits, the issuance of which by the appropriate governmental authority is required for the lawful use, occupancy, and operation of the completed Financed Improvements;

                  (ii) As-Built Survey. As to the final Advance with respect to a particular Applicable Underlying Loan, receipt by Lender of three (3) copies of a satisfactory "as-built" survey prepared by a licensed surveyor satisfactory to Lender and the Title Insurance Company, in accordance with the Plans and showing all of the Units and other improvements in place, including, without limitation, striping of parking areas, a statement as to the number of parking spaces, and such other matters as Lender shall require. The survey shall be prepared in accordance with the standards set forth by ALTA/ACSM 1988 Minimum Survey Requirements, shall be certified to Borrower and the Title Insurance Company, and shall include a narrative metes and bounds or platted description of the boundaries of the Land, the area of the Land, and of the

Financed Improvements and the location and dimensions of all easements and Financed Improvements. The surveyor must include on the survey a signed statement certifying the existence or a narrative statement certifying the existence or nonexistence of any encroachment from or onto the Land and must include the date of the survey and the surveyor's registration number and seal and such other matters as the Title Insurance Company may require, in form and substance satisfactory to Borrower, Lender, and the Title Insurance Company;

                  (iii) Final Release of Lien; General Contractor's Affidavit. Receipt by Lender (or by the Title Insurance Company, in escrow) of final and complete releases of Lien executed by the General Contractor and all Material Subcontractors performing work or supplying materials and paid for by such final Advance, in form and content acceptable to Lender, together with any and all additional affidavits of all such parties, sufficient in the opinion of Lender and Lender's counsel to remove or insure over any and all mechanics' and materialmen's Liens (inchoate or otherwise) affecting the title to any of the Mortgaged Real Property, the Encumbered Intervals, or the Financed Improvements, except for Liens with respect to which an appropriate bond or other financial assurance that totally protects Lender's first priority Lien and right, title, and interest in and to such Mortgaged Real Property, Encumbered Intervals, and Financed Improvements has been issued.

                  (iv) Certificates Regarding Non-Unit Improvements. Certificates from the Architect, General Contractor, and Applicable Underlying Borrower that all Financed Improvements required to be constructed as identified on the Plans or as set forth in the Applicable Timeshare Documents have been completed substantially in accordance with the Plans and all Applicable Laws;

                  (v) As-Built Plans. Two (2) sets of detailed as-built Plans must be submitted to Lender as soon as they are completed but in no event later than one (1) month following the issuance of the certificate(s) of occupancy (or the legal equivalent) with respect to the Financed Improvements by the applicable governmental authority, which Plans must be approved and identified as such in writing by the Applicable Underlying Borrower, the Architect, and the General Contractor and must include Plans for architectural, structural, mechanical, plumbing, electrical, and all site development (including storm drainage, utility lines, and landscaping) work;

                  (vi) Other Evidence. Such other evidence as Lender may reasonably require in order to establish that the Financed Improvements and their intended use comply with all applicable zoning and other Applicable Laws;

                  (vii) Insurance. Insurance coverage has been expanded to include all forms of insurance reasonably required by Lender in form satisfactory to Lender; and

                  (viii) Retainage. All conditions precedent to the release of any Holdback Balance or retainage in connection with the Construction Contract, pursuant to the Applicable Underlying Loan Documents, have been fully satisfied.

                  (ix) Review and Recommendation of Approval by Verification Agent. Each and every item listed in this Section 4.3(f) has been timely delivered to Verification Agent by Borrower, and Verification Agent has reviewed same and provided Lender with its written acknowledgement of receipt, its recommendation of approval of each such item, and its opinion concerning the complete satisfaction of any and all requirements and conditions precedent to the final Advance hereunder in respect of the Applicable Underlying Loan.

      4.4 Advances Do Not Constitute a Waiver. No Advance hereunder shall constitute a waiver of any condition to Lender's obligation to make further Advances hereunder.

SECTION 5 GENERAL REPRESENTATIONS AND WARRANTIES

      Borrower and Guarantor, jointly and severally, hereby represent and warrant to Lender as follows:

      5.1 Organization, Standing, Qualification. Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification; and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

      5.2 Organization, Standing, Qualification. Guarantor is (a) a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification; and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

      5.3 Authorization, Enforceability, Etc.

            (a) The execution, delivery and performance by Borrower and Guarantor of the Loan Documents has been duly authorized by all necessary corporate actions by Borrower and Guarantor and does not and will not (i) violate any provision of Borrower's or Guarantor's articles of incorporation, bylaws, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower or Guarantor is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower or Guarantor other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower or Guarantor under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower or Guarantor is a party or by which it or any of its assets are bound or affected, including but not limited to any loan from or agreement of any type with a third party lender.

            (b) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any governmental authority or other Person is required in connection with the execution, delivery, and performance by Borrower or Guarantor of any of the Loan Documents.

            (c) The Loan Documents constitute legal, valid, and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms. To the best of Borrower's knowledge after good faith diligent inquiry, the Applicable Underlying Loan Documents constitute legal, valid, and binding obligations of the relevant Applicable Underlying Borrowers and Applicable Underlying Guarantors, enforceable against each of them in accordance with the respective terms of such Applicable Underlying Loan Documents.

            (d) Borrower has good and marketable title to all of the Collateral, free and clear of any Lien, security interest, charge, or encumbrance except for the Liens or security interests created by this Agreement or any Loan Document or otherwise created in favor of Lender or those Permitted Liens and Encumbrances as set forth on Exhibit "C" hereto. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender.

            (e) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing and recordation of UCC-1 and UCC-3 financing statements in each Applicable Jurisdiction, and the recordation of the Pledges and Assignments of Notes Receivable and Applicable Mortgages and other Loan Documents create in favor of Lender valid and perfected continuing first priority Liens and security interests in and to all of the Collateral. The Collateral secures the full payment and performance of the Obligations.

            (f) To the best of Borrower's knowledge after good faith diligent inquiry, none of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity, and during the term of this Agreement, none will be forged, or will have affixed thereto any unauthorized signatures.

            (g) There have been no material modifications or amendments whatsoever to the Pledged Notes Receivable or the Applicable Mortgages, other than those expressly approved by Lender in writing, the originals of which have been delivered to Custodian.

            (h) To the best of Borrower's knowledge after good faith diligent inquiry, the makers of the Pledged Notes Receivable have no defenses, offsets, claims, or counterclaims, relating to the Pledged Notes Receivable or any of the other Applicable Underlying Loan Documents.

            (i) The Applicable Mortgages constitute and will continue to constitute valid and enforceable first and exclusive Liens and security interests on the Mortgaged Real Property and the Encumbered Intervals.

            (j) The Pledged Notes Receivable and the Applicable Mortgages are and shall remain in full force and effect as valid and binding obligations of the respective Applicable Underlying Borrowers in favor of Lender, as holder.

            (k) The grant of the Liens and security interests described herein by Borrower in favor of Lender has not adversely affected and will not adversely affect the validity or enforceability of the obligations of the respective Applicable Underlying Borrowers under any of the Applicable Underlying Loan Documents.

            (l) Lender is not and shall not be required to take, and Borrower has taken, any and all required steps to protect Lender's Liens and security interests in the Collateral (other than maintaining or causing Custodian to maintain possession, custody, and control of the portion of the Collateral constituting instruments and timely filing continuation statements for UCC financing statements); and Lender is not and shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, any Collateral release Borrower or Guarantor from any of the Obligations.

      5.4 Financial Statements and Business Condition. The Financial Statements fairly present the respective financial conditions and results of operations of Borrower and Guarantor as of the date or dates thereof and for the periods covered thereby. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or Guarantor as of the dates of such Financial Statements that are not reflected therein or in the notes thereto that have not otherwise been disclosed to Lender in writing. Except for any such changes heretofore expressly disclosed in writing to Lender, there have been no material adverse changes in the respective financial conditions of Borrower or Guarantor from the financial conditions shown in their respective Financial Statements, nor have Borrower or Guarantor incurred any material liabilities, direct or indirect, fixed or contingent, that are not shown in their respective Financial Statements. Borrower and Guarantor are able to pay all of their respective debts as they become due, and Borrower and Guarantor, as the case may be, will maintain such solvent financial condition, giving effect to the Obligations, as long as Borrower or Guarantor are obligated to Lender under this Agreement or any of the other Loan Documents. Neither Borrower's nor Guarantor's Obligations under this Agreement and the other Loan Documents will render Borrower or Guarantor unable to pay their respective debts as they become due.

      5.5 Taxes. Borrower represents and warrants that to the best of Borrower's knowledge after good faith diligent inquiry, each Applicable Underlying
Borrower: (a) has paid in full all ad valorem taxes and other taxes and assessments levied against the Applicable Underlying Loan Collateral, and Borrower knows of no basis for any additional taxes or assessments against any Applicable Resort or Applicable Underlying Loan Collateral; and (b) has filed all tax returns required to have been filed by it and has paid or will pay, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes that are payable by it. To the best of Borrower's knowledge after good faith diligent inquiry, no tax audit is pending or threatened with respect to Borrower, Guarantor, any Applicable Underlying Borrower, or any Applicable Underlying Guarantor.

      5.6 Title to Properties; Prior Liens. To the best of Borrower's knowledge after good faith diligent inquiry, the Applicable Underlying Borrowers have good and marketable title to all of the Applicable Underlying Loan Collateral, including but not limited to all Mortgaged Real Property and Encumbered Intervals, together with all rights, properties, and benefits appurtenant or related thereto. Other than the Liens granted in favor of Lender, there are no Liens or encumbrances against all or any portion of the Collateral or the Applicable Underlying Loan Collateral, except for the Permitted Liens and Encumbrances.

      5.7 Subsidiaries, Affiliates, and Capital Structure. Guarantor is involved in the business operations of and derives financial benefit from Borrower. For so long as Borrower is obligated to Lender under any of the Loan Documents, there shall be no change of ownership of the shares of stock in Borrower. None of the Affiliates of Borrower or Guarantor are parties to any proxies, voting trusts, shareholder agreements, or similar arrangements, pursuant to which voting authority, rights, or discretion with respect to Borrower or Guarantor is vested in any other Person.

      5.8 Litigation, Proceedings, Etc. There are no actions, suits, proceedings, orders, or injunctions pending or, to the best of Borrower's knowledge after good faith diligent inquiry, threatened against or affecting Borrower, Guarantor, their respective Affiliates, or any Applicable Resort, Applicable Underlying Borrower, or Applicable Underlying Guarantor, at law or in equity, or before or by any governmental authority or other tribunal, that (a) could have a material adverse effect on Borrower, Guarantor, any Affiliate of Borrower or Guarantor, any Applicable Resort, any Applicable Underlying Borrower, or any Applicable Underlying Guarantor; or (b) could have a material adverse effect on all or any portion of the Collateral or any Applicable Underlying Loan Collateral. Exhibit "L," attached hereto and incorporated herein by this reference, describes all currently pending litigation against Borrower or Guarantor.

      5.9 Environmental Matters. To the best of Borrower's knowledge after good faith diligent inquiry: (a) none of the Applicable Resorts contain any Hazardous Materials, and no Hazardous Materials are used or stored at or transported to or from any Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction; (b) no Applicable Underlying Borrower has received notice from any governmental agency or other Person with regard to Hazardous Materials on, under, or affecting all or any portion of the Applicable Underlying Loan Collateral; and (c) neither any Applicable Underlying Borrower, any Applicable Resort, nor any Applicable Underlying Loan Collateral are in violation of any Environmental Laws.

      5.10 Full Disclosure. No information, exhibit, or written report or the content of any schedule furnished by or on behalf of Borrower or Guarantor to Lender in connection with the Loan, the Applicable Resorts, the Applicable Underlying Borrowers, the Applicable Underlying Guarantors, the Applicable Underlying Collateral, or the Collateral, and no representation or statement made by Borrower or Guarantor in any Loan Document, contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. To the extent that any such information, exhibit, report, or statement furnished or made to Lender was obtained by Borrower from an Applicable Underlying Borrower, the representation and warranty made in this Section 5.10 is so made to the best of Borrower's knowledge after good faith diligent inquiry. Neither Borrower nor Guarantor knows of any fact or condition that could adversely affect the construction of the Financed Improvements or the operation of all Applicable Resorts in accordance with all Applicable Laws, or impede or preclude Borrower's or Guarantor's performance of its Obligations pursuant to the Loan Documents.

      5.11 Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 11. The proceeds of the Loan will be disbursed only for the purposes set forth in
Section 2.1 hereof.

      5.12 No Defaults. No Default or Event of Default exists, and there is no breach or violation in any material respect of any term of any document, contract, agreement, charter instrument, bylaws, or other instrument to which Borrower or any Affiliate thereof is a party or by which it may be bound.

      5.13 Restrictions of Borrower or Guarantors. Neither Borrower, Guarantor, nor any Affiliate thereof is a party to any contract or agreement, or subject to any Lien, charge, or restriction, that materially and adversely affects its business. Neither Borrower nor Guarantor will be, on or after the Closing Date, a party to any contract or agreement that restricts its right or ability to incur indebtedness or prohibits Borrower's or Guarantor's execution and delivery of, or compliance with the terms of, this Agreement or the other Loan Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of any contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided hereunder.

      5.14 Broker's Fees. Lender and Borrower represent to each other that neither of them has made any commitment or taken any action that could result in a claim for any broker's, finder's, or other similar fees or commissions with respect to any of the transactions contemplated by this Agreement. Borrower agrees to indemnify Lender and save and hold Lender harmless from and against all claims of any Person for any broker's or finder's fee, commission, or similar amount, and this indemnity shall include reasonable attorneys' fees and legal expenses.

      5.15 Tax Identification/Social Security Numbers. Borrower's and Guarantor's respective federal taxpayer identification numbers are as follows:

            Borrower:   16-1399129

            Guarantor:  59-23462702

      5.16 Legal Compliance. Borrower has, in all material respects, complied fully with all Applicable Laws in connection with the Applicable Underlying Loans. To the best of Borrower's knowledge after good faith diligent inquiry, each Applicable Underlying Borrower has, in all material respects, similarly complied with all Applicable Laws in connection with Applicable Resort and Applicable Underlying Loan Collateral. In particular, Borrower is not aware of any violation by an Applicable Underlying Borrower of: (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable state condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of owners' associations and those requiring registration of any of the Encumbered Intervals; (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board; (vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act; (xii) the Real Estate Settlement Procedures Act; and (xiii) all amendments to and rules and regulations promulgated under the foregoing. Furthermore, to the best of Borrower's knowledge after good faith diligent inquiry, all Applicable Resorts and the improvements (including the Financed Improvements) thereat have been and will continue to be constructed and operated in compliance with all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, all covenants, conditions, and restrictions of record, and all other Applicable Laws. Borrower is not aware of any reasons (other than the completion of all requisite applications therefor in the ordinary course of business) why all Applicable Underlying Borrowers cannot obtain all necessary permits, licenses, certificates, franchises, consents, exemptions, orders, and approvals to develop and operate the Applicable Resorts and construct the Financed Improvements thereat.

      5.17 Continuation and Investigation. Each request by Borrower for an Advance of the Loan shall constitute an affirmation that all representations and warranties contained herein remain true and correct as of the date thereof. All representations, warranties, covenants, and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter conducted by or on behalf of Lender, and shall survive the making of any or all Advances and payments contemplated hereby.

      For purposes of this Section 5, to the extent applicable, Borrower shall be presumed to have engaged in good faith diligent inquiry if it has acted strictly in accordance with the Qualified Borrower Underwriting Guidelines, the Qualified Loan Underwriting Guidelines, and/or the Qualified Resort Underwriting Guidelines, as appropriate.

SECTION 6. COVENANTS

      6.1 Affirmative Covenants. For so long as any of Borrower's Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

            (a) Payment and Performance of Obligations. Borrower shall repay all of the Loan and all related amounts when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including, without limitation, all covenants, agreements, terms, conditions, and limitations contained in the Loan Documents, and will do all things necessary that are not prohibited by law to prevent the occurrence of any Default or Event of Default hereunder; and Borrower will maintain an office or agency in the State of New York where notices, presentations, and demands in respect of the Loan Documents may be made upon Borrower.

            (b) Maintenance of Existence, Qualification and Assets. Borrower shall at all times (i) maintain its legal existence; (ii) maintain its qualification, where required, to transact business and good standing in the State of New York and in any other jurisdiction in which it conducts business; and (iii) comply or cause its compliance with all Applicable Laws.

            (c) Maintenance of Insurance. Borrower shall ensure that the Applicable Underlying Loan Documents require that until all of Borrower's Obligations have been fully satisfied, policies of insurance with premiums therefor being paid when due, are maintained and, promptly upon receipt thereof from each Applicable Underlying Borrower, shall deliver to Lender and Verification Agent originals of insurance policies issued by insurance companies (together with paid premium invoices in respect thereof), in amounts, in form, and in substance, and with expiration dates, all acceptable to Lender and containing waivers of subrogation rights by the insuring company, non-contributory standard mortgagee benefit clauses or their equivalents, and mortgagee loss payable endorsements in favor of and satisfactory to Lender and breach of warranty coverage, providing the following types of insurance on and with respect to each Applicable Underlying Borrower and each Applicable Resort:

                  (i) As to all improvements that have already been completed as of the date hereof, "All Risk Special Form" insurance coverage (including fire, lightning, hurricane, tornado, wind and water damage, earthquake, vandalism and malicious mischief coverage) covering all real and personal property that comprises the Applicable Resort, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, and replacement cost endorsements satisfactory to

Lender, and shall not permit co-insurance. As to the Financed Improvements, builder's risk insurance with extended coverage (with standard mortgagee clause in favor of Lender), in an amount and with a company reasonably satisfactory to Lender, and containing a provision allowing the insured to complete the work provided for hereunder and covering the building materials on the Financed Improvements during construction. Upon completion of all construction activities, such insurance shall convert to, or shall be replaced with, the above-described fire and extended coverage insurance covering the improvements, all other property of any nature used for the construction of the Financed Improvements and any personal property located in or on the Applicable Resort, in an amount not less than the full replacement value of such Financed Improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, and replacement cost endorsements satisfactory to Lender, shall not permit co-insurance. All insurance shall specifically cover architect and engineering fees necessary to repair or replace any insured portion of the Applicable Resort and shall cover debris removal;

                  (ii) Public liability and property damage insurance covering the Applicable Resort in amounts and on terms satisfactory to Lender;

                  (iii) Such other insurance on the Applicable Resort or any replacements or substitutions therefor, including, without limitation, rent loss, business interruption, flood insurance (if the Applicable Resort is or becomes located in an area that is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon such terms as may from time to time reasonably be required by Lender; and

                  (iv) Borrower shall ensure that the Applicable Underlying Loan Documents require the General Contractor to obtain and keep in full force and effect insurance policies covering workmen's compensation, contingent liability, and public liability, naming Lender as an additional insured thereunder and protecting Borrower, Lender, the Applicable Underlying Borrower, and the General Contractor against any liability for loss or damage to persons (including death) or property in any way occurring during the process of the construction of the Financed Improvements or in any way arising therefrom. The workmen's compensation insurance shall cover the General Contractor's full statutory liability as employer without limit, and the contingent liability and public liability insurance shall be for amounts and with a company satisfactory to Lender.

            Lender shall expressly be named an insured and loss payee in each insurance policy described in this Section 6.1(c). To the extent any "institutional mortgagee," "institutional lender" or "mortgagee" (as defined or used in an Applicable Declaration) other than Lender has any rights to approve the form of insurance policies with respect to the Applicable Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Applicable Resort or insurance claims or matters related thereto or any successor to such attorney-in-fact or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary to ensure that Lender shall at all times have a co-equal right with such other "institutional mortgagee," "institutional lender," or other "mortgagee" (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause and shall use its best efforts to prohibit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact or insurance trustee, if any, without Lender's prior written approval.

            In the event of any insured loss or claim in respect of all or any portion of an Applicable Resort, Borrower shall use its good faith commercially reasonable efforts (within the scope of its role as lender) to cause all proceeds of such insurance policies to be applied in a manner consistent with the Applicable Timeshare Documents and all Applicable Laws.

            All insurance policies required pursuant to this Agreement (or the Applicable Timeshare Documents) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified, or terminated without at least thirty (30) days' prior written notice to Lender and contain a provision affirming Lender's rights and benefits thereunder, despite any violation of the applicable policy terms by the Applicable Underlying Borrower or any other Person. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 6.1(c), a certified copy of a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender, along with evidence satisfactory to Lender that the premium therefor has been paid in full. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security for the Obligations. In the event that all required premium payments for all such insurance policies are not paid at least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 6.1(c), Borrower shall immediately upon receiving notice thereof notify Lender in writing of such failure to timely pay the required insurance premiums. Borrower shall make a good faith inquiry on a regular basis to each Applicable Underlying Borrower to determine whether the required insurance premiums covering the Applicable Underlying Loan Collateral have been paid. If Borrower determines upon such inquiry or otherwise that the required insurance premiums have not been paid, Borrower shall immediately notify Lender of such failure to timely pay the required insurance premium, and Borrower shall have thirty (30) days from receipt of a written request from Lender to cause the required insurance premiums to be paid. If the required insurance premiums are not paid within such thirty (30) day period, Lender may, in its sole discretion, without any obligation to do so, choose to pay such required insurance premiums, in which case Borrower shall pay Lender interest at the Default Rate for any amounts so advanced. Lender may also, in its sole discretion, in the event the required insurance premiums are not paid when due, establish an insurance escrow account from which Lender may make insurance payments when insurance premiums shall become due. If the required insurance premiums are not paid as required and Lender elects not to pay such insurance premiums or establish an escrow account for payment thereof, such failure shall constitute an Event of Default hereunder.

            In the event of any fire or other casualty to or with respect to all or any portion of the Applicable Resort, Borrower covenants that it shall use its good faith commercially reasonable efforts (within the scope of its role as lender) to cause the prompt restoration, repair, or replacement of the damaged portion(s) or the Applicable Resort and the repair or replacement of any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the real and personal property comprising the Applicable Resort, in accordance with the terms of the Applicable Timeshare Documents and all Applicable Laws. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or the Applicable Underlying Borrower from their respective obligations as set forth herein. In Lender's sole discretion, any and all insurance proceeds payable to or received by Lender pursuant to the Applicable Declaration or the applicable insurance policies may be applied to the payment of the Obligations, whether or not due and in whatever order Lender elects, consistent with the terms of the applicable insurance policy and the Applicable Declaration. Borrower shall in good faith cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to any Applicable Underlying Borrower, Borrower, or Lender in connection with the transactions contemplated hereby and in paying any Obligation (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Applicable Resort).

            Borrower shall not waive any material insurance provision in any Applicable Underlying Loan Document without Lender's prior written consent.

            (d) Maintenance of Security. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments, and such other agreements, documents, instruments, and certificates, and all supplements and amendments thereto, and take all such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable, and perfected first priority Liens and security interests, all Liens and security interests in the Collateral and Applicable Underlying Loan Collateral granted to Lender to secure the Obligations. Borrower shall not grant extensions of time for the payment of, or compromise for less than the full face value or release in whole or in part, any Applicable Underlying Borrower, Applicable Underlying Guarantor, or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper, or document representing the Collateral.

            (e) Payment of Taxes and Claims. Borrower agrees to use its best efforts to cause to be paid, when due, all taxes and assessments of any kind imposed on or with respect to the Loan or any of the Loan Documents, or the Collateral, including but not limited to the Mortgaged Real Property and the Encumbered Intervals. Borrower shall make good faith inquiry on a regular basis to determine whether all such taxes and assessments have been paid. Borrower shall immediately notify Lender in writing of any failure to timely pay all taxes and assessments due. In the event that Lender determines (through notice from Borrower or otherwise) that any such taxes or assessments have not been paid when due, Borrower shall have thirty (30) days from receipt of a written request for payment from Lender to cause the required taxes to be paid. If such required taxes (and any applicable late charges, etc.) are not paid within such thirty (30) day period, Lender may, in its sole discretion, without any obligation to do so, choose to pay such taxes on behalf of Borrower or the Applicable Underlying Borrower, in which case Borrower shall pay Lender interest at the Default Rate on any amounts so advanced. In the event Lender elects not to pay the required taxes and the required taxes are not paid as set forth above, such failure shall constitute an Event of Default hereunder. Borrower shall pay, where applicable, or shall use its best efforts to cause the Applicable Underlying Borrower or Applicable Underlying Guarantor to pay all other charges and assessments levied against such Applicable Underlying Borrower, the Applicable Underlying Loan Collateral, or the Applicable Resort before any claim (including, without limitation, claims for labor, services, materials, or supplies) arises for amounts that have become due and payable.

            (f) Inspections. Borrower shall, at any time and from time to time, upon reasonable notice and at the expense of Borrower, including but not limited to the travel expenses of Lender's agents, ensure that the Applicable Underlying Loan documents permit, and use its good faith commercially reasonable efforts to arrange for, Lender or its agents or representatives to inspect any Applicable Resort, any Applicable Underlying Loan Collateral, or any of Borrower's or Guarantor's assets, including but not limited to all documents, bank statements, and other records within Borrower's possession, custody, or control, and to examine and make copies and abstracts thereof; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent certified public accountants (and by this provision, Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances, and accounts of Borrower). Notwithstanding the foregoing provisions of this Section 6.1(f) to the contrary, Lender will make no more than two (2) such inspections per year in connection with any particular Applicable Underlying Loan unless an Event of Default hereunder has occurred. Lender agrees to use reasonable efforts not to interfere unreasonably with the Applicable Underlying Borrower's business operations in connection with any such inspections. Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate, in its sole discretion, in connection with its review of any Applicable Underlying Loan Documents. Borrower shall make available to Lender all such credit and other information in Borrower's possession or under its control or to which it may have access with respect to Applicable Underlying Borrowers and Applicable Underlying Guarantors as Lender may request.

            (g) Reporting Requirements. For so long as any of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender and, in the case of Weekly Allocation Reports, to Verification Agent, in each case certified in writing by Borrower and Guarantor as true and correct, the following:

                  (i) Weekly Allocation Reports. By no later than 10:00 a.m. Syracuse, New York time each Monday, a report detailing all amounts of every possible description received by or on behalf of Borrower with respect to each Applicable Underlying Loan as of 5:00 p.m. Syracuse, New York time on the immediately preceding Friday during the seven (7) calendar days ending on such Friday, together with how such amounts were allocated between principal, interest, and other categories.

                  (ii) Monthly Financial Reports. As soon as available and in any event within fifteen (15) days after the end of each calendar month: (i) a report detailing all amounts of every possible description received by or on behalf of Borrower with respect to each Applicable Underlying Loan during the preceding calendar month and how such amounts were allocated between principal, interest, and other categories; (ii) a delinquency report on all Pledged Notes Receivable; (iii) a Borrowing Base report substantially in the form of Exhibit "M," attached hereto and incorporated herein by this reference; and (iv) monthly reports from Lockbox Agent as required pursuant to the Lockbox Agreement;

                  (iii) Quarterly Financial Reports. As soon as available and in any event within forty-five (45) days following the end of each calendar quarter, unaudited statements of income and expense of Borrower and Guarantor for the quarterly period in question and balance sheets of Borrower and Guarantor as of the last day of such calendar quarter, all in such detail and scope as may be reasonably required by Lender, prepared in accordance with GAAP and on a basis consistent with prior accounting periods and certified as true and correct by Borrower's and Guarantor's respective chief financial officers, as appropriate;

                  (iv) Annual Audited Financial Reports. As soon as available and in any event within one hundred twenty (120) days after the end of each of calendar year or other fiscal year as may be applicable with respect to Borrower and Guarantor (a "Fiscal Year"), statements of income and expense of

Borrower and Guarantor for the annual period ended as of the end of such Fiscal Year, and balance sheets of Borrower and Guarantor as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared and audited by an independent certified public accounting firm acceptable to Lender in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower and Guarantor shall be certified by Borrower and Guarantor to be true, correct, and complete, and shall otherwise be in form acceptable to Lender;

                  (v) Officer's Certificate. Each set of annual Financial Statements or reports delivered to the Lender pursuant to Sections 6.1(g)(i),
(ii), (iii) and (iv) hereof shall be accompanied by a certificate of the President or the Treasurer of Borrower or Guarantor, as appropriate, setting forth that the signers have reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the relevant parties), have made, or caused to be made, under their supervision, a review of the transactions and conditions of Borrower and Guarantor from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower or Guarantor has taken or proposes to take with respect thereto;

                  (vi) Sales Reports. In connection with any Applicable Underlying Loan that is secured in part by an Inventory Mortgage, within ten
(10) days after the end of each month and within ninety (90) days after the end of each Fiscal Year, Borrower shall deliver to Lender, monthly and annually, as appropriate, a monthly or annual sales report from the Applicable Underlying Borrower detailing the sales of all Encumbered Intervals for the period covered thereby, together with all Encumbered Interval sales made by the Applicable Underlying Borrower that have been canceled during such period. Such reports shall also indicate the number of Encumbered Intervals that remain subject to the Inventory Mortgage and the number of Intervals for which partial releases from the Inventory Mortgage have been recorded during such period and during the term of the Loan. Such reports shall be certified by the Applicable Underlying Borrower to be true, correct, and complete and otherwise in a form approved by Lender;

                  (vii) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower or Guarantor by independent public accountants or other Persons in connection with any annual, interim, or special audit made by them of the books of Borrower or Guarantor;

                  (viii) Notice of Default or Event of Default. Promptly upon becoming aware of the existence of any condition or event that constitutes a

Default or an Event of Default hereunder or any of the other Loan Documents, or a default or event of default pursuant to any of the Applicable Underlying Loan Documents, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

                  (ix) Notice of Claimed Default. Promptly upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of Borrower, Guarantor, or any Applicable Underlying Borrower or Applicable Underlying Guarantor has given notice or taken any other action with respect to a claimed default or event of default with respect thereto, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower or Guarantor is taking or proposes to take with respect thereto;

                  (x) Material Adverse Developments. Promptly upon becoming aware of any pending or threatened claim, action, proceeding, litigation, development, or any other information, whether of the type referenced in Section
5.8 hereof or otherwise, that could materially and adversely affect Borrower, Guarantor, any Applicable Underlying Borrower, any Applicable Underlying Guarantor, any Applicable Resort, any Applicable Underlying Loan Collateral, or all or any portion of the Collateral, including but not limited to the ability of Borrower to perform its Obligations hereunder, Borrower shall provide Lender with telephonic notice thereof, immediately followed by telecopied and mailed written confirmation, specifying the nature of such development or information and the anticipated effect thereof; and

                  (xi) Other Information. Borrower shall promptly deliver to Lender any other available information related to the Loan, the Collateral, the Applicable Underlying Loan Collateral, Borrower, Guarantor, the Applicable Resorts, the Applicable Underlying Borrowers, or the Applicable Underlying Guarantors as Lender may in good faith request.

            (h) Records. Borrower shall keep detailed accurate books and records of account in accordance with GAAP reflecting all financial transactions of Borrower with respect to the Applicable Underlying Loans.

            (i) Guarantor. Absent the prior written consent of Lender, which may be granted or withheld in Lender's sole and absolute discretion, Guarantor shall remain the owner and holder of one hundred percent (100%) of the authorized, issued, and outstanding shares of stock of Borrower. Borrower shall not enter into any proxies, voting trusts, shareholder agreements, or similar arrangements for the purpose of vesting voting rights, authority, or discretion in any other Person.

            (j) Notices. Borrower shall notify Lender within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Document would be incorrect or materially misleading if made at that time; (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any other Loan Document; or (iii) which constitutes or, with the passage of time, notice, or a determination by Lender would constitute, a Default or an Event of Default.

            (k) Other Documents. Borrower shall maintain to the satisfaction of Lender, and make available to Lender, accurate and complete files relating to the Pledged Notes Receivable and all of the other Collateral, and such files shall contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Pledged Notes Receivable, and all collection information and correspondence relating thereto.

            (l) Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates, and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate in order more effectively to evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time, upon request by Lender, such documents, instruments, and other materials or items as Lender may reasonably require to evidence Borrower's compliance with the covenants set forth in this Section 6.1.

            (m) Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are consummated, Borrower shall pay all reasonable expenses of Lender relating to negotiating, preparing, documenting, closing, and enforcing this Agreement and the other Loan Documents, including but not limited to:

                  (i) The cost of preparing, reproducing, and binding this Agreement, the other Loan Documents, and all exhibits and schedules thereto;

                  (ii) The fees and disbursements of Lender's and Borrower's counsel;

                  (iii) Lender's out-of-pocket expenses;

                  (iv) All fees and expenses (including fees and expenses of Lender's counsel) relating to any amendments, waivers, consents, or subsequent closings or other transactions pursuant to the provisions hereof;

                  (v) All costs, outlays, legal fees, and expenses of every kind and character had or incurred in: (A) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise of rights and remedies under, any of the Loan Documents, including the costs of appeal; (B) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Lender arising out of this transaction or the preservation or protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Applicable Underlying Borrower, Applicable Underlying Guarantor, or other Person to seek to recover or set aside any payment or set off theretofore received or applied by the Lender with respect to the Obligations, and any and all appeals thereof; and (C) the advancement of any expenses provided for under any of the Loan Documents;

                  (vi) All fees and expenses of Servicing Agent and Custodian (subject to Section 2.3(c) hereof with respect to Verification Agent);

                  (vii) All costs and expenses incurred by Lender under the Note, and all late charges payable under the Note; and

                  (viii) To the extent the same are not paid by an Applicable Underlying Borrower, all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender to conduct inspections or audits. Without limiting any of the foregoing, Borrower shall pay the costs of Code and other searches, Code and other Loan Document recording and filing fees, and applicable taxes and premiums on each mortgagee policy of title insurance delivered to Lender pursuant to this Agreement, to the extent the same are not paid by an Applicable Underlying Borrower.

            (n) Indemnification of Lender. In addition to (and not in lieu of) any other provisions hereof or of any other Loan Document providing for indemnification in favor of Lender, Borrower hereby defends, indemnifies, and holds harmless Lender, its subsidiaries, other Affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors, and assigns of any or all of them (hereinafter collectively referred to as the "Indemnified Lender Parties"), from and against, and agrees promptly to pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way, directly or indirectly, related or attributable to: (i) this Agreement, the other Loan Documents, the Commitment, the Collateral, the Applicable Underlying Loan Documents, or the Applicable Underlying Loan Collateral; (ii) the transactions contemplated under any of the Loan Documents or the Applicable Underlying Loan Documents, including, without limitation, those in any way relating to or arising out of the violation of any Applicable Laws; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation or warranty of Borrower contained in this Agreement or any of the other Loan Documents (including, without limitation, any certification of Borrower delivered to Lender; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible, or transfer taxes, and any and all fees or charges that may at any time arise or become due prior to the payment, performance, and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower or an Applicable Underlying Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about any Applicable Resort of any Hazardous Materials (except to the extent that liability of the Indemnified Lender Party with respect to such matter would not exist but for the acts or omissions of such Indemnified Lender Party as determined in a final, non-appealable adjudication by a court of competent jurisdiction) ; (viii) the removal or remediation of any Hazardous Materials from an Applicable Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including, without limitation, any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator, or administrative board in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under, or affecting any Applicable Resort; (x) the violation or claimed violation of any Environmental Laws in regard to an Applicable Resort; (xi) the preparation of an environmental audit or report on an Applicable Resort not to exceed one (1) per calendar year and premised upon the Lender's reasonable belief of the existence of a violation of Environmental Laws, whether conducted by Lender, Borrower, an Applicable Underlying Borrower, or another Person; (xii) the exercise by Borrower of any rights or remedies under the Applicable Underlying Loan Documents or any Applicable Laws; or (xiii) the exercise by Lender of any rights or remedies under this Agreement or any of the other Loan Documents. Such indemnification shall not give Borrower or Guarantor any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. The provisions of this Section shall survive the full payment, performance, and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

            (o) Loan Servicing. The Servicing Agreement shall be in form and content satisfactory to Lender, in its sole discretion. Borrower may not terminate the Servicing Agreement without's Lender's prior written approval. The Servicing Agreement shall be cancelable by Lender immediately following the occurrence of an Event of Default. If the Servicing Agent is Borrower or an Affiliate of Borrower, no servicing fees shall be paid during or with respect to any period of time in which a Default or Event of Default hereunder exists.

            (p) Use of Borrower's Name. Borrower shall at all times during the term of the Loan permit Lender to use the name of Borrower, any of its Affiliates, and Guarantor in any press release, advertisement, or other promotional material disseminated regarding the Loan.

      6.2 Construction Covenants. Borrower and Guarantor hereby covenant and agree with Lender as follows:

            (a) Construction Contract and Subcontracts. With respect to each Construction Contract, Borrower shall not: (i) take any action that could result in a default under the terms of the Construction Contract; (ii) waive any of the General Contractor's obligations thereunder; (iii) take any action that could relieve the General Contractor from its obligations to construct the Financed Improvements according to the Plans; or (iv) consent to any amendment, other than change orders as may be permitted hereunder and under the Construction Contract, without Lender's prior written approval. With respect to any applicable subcontracts, Borrower agrees not to: (1) take any action that could result in any material default under the terms of the Subcontracts; (2) waive any subcontractor's material obligations thereunder; (3) take any action that could relieve any subcontractor of its obligations to construct the Financed Improvements according to the Plans; or (4) consent to any material amendments, other than change orders permitted by this Agreement or as Lender may approve in writing, to any of the subcontracts without Lender's prior written consent.

            (b) Application of Applicable Underlying Loan Proceeds. Borrower shall use its best efforts to ensure that the proceeds of each Applicable Underlying Loan are used solely for the purposes set forth in the respective Applicable Underlying Loan Documents and for no other purposes.

            (c) Additional Equity. Lender reserves the right to require, at any time and from time to time, at Borrower's or an Applicable Underlying Borrower's expense, a construction cost analysis by an expert in the construction cost field designated by Borrower and approved by Lender (unless an Event of Default exists hereunder, in which case Lender shall designate such expert and cause such construction cost analysis to be performed, at Borrower's expense). Any such construction cost analysis shall be delivered to Lender and Verification

Agent promptly upon its completion. If Lender or Borrower reasonably estimates, at any time and from time to time, that the amount necessary to assure final completion of construction of any of the Financed Improvements in accordance with the Plans and all Applicable Laws, including but not limited to interest and other soft or non-construction budget items during the term of the Loan, exceeds the amount of the undisbursed proceeds of the Applicable Underlying Loan in question plus the total amount of all equity investments made or scheduled to be made by the Applicable Underlying Borrower with respect to such Financed Improvements, then the party making such determination shall so notify the other parties hereto in writing, whereupon Lender shall have the option of requiring Borrower to direct the Applicable Underlying Borrower (i) to immediately deposit with Verification Agent, to be held by Verification Agent in a non-interest bearing, non-escrow account, the amount of any such difference, in cash, which amount shall be disbursed and applied toward the costs set forth in the Applicable Approved Construction Budget prior to any further Advance by Lender in respect of such Applicable Underlying Loan; or (ii) to expend the amount of any such difference for items included in the Applicable Approved Construction Budget, with satisfactory evidence of such expenditure being provided to Lender prior to any Advance by Lender in respect of such Applicable Underlying Loan. Lender shall be assured at all times, to its complete satisfaction, that the undisbursed proceeds of each Applicable Underlying Loan are sufficient to complete the Financed Improvements in accordance with the Plans and all Applicable Laws, the Applicable Underlying Loan Documents, and all Applicable Laws. Lender reserves the right of continual verification of adequate equity investments made by each Applicable Underlying Borrower, to the extent required hereby. Each such deposit shall be expended before any or any other Applicable Underlying Loan disbursements or Loan Advances in respect thereof shall be made, and it shall be advanced as construction progresses.

            (d) Commencement and Completion of Construction. Borrower shall take all reasonable steps to ensure that each Applicable Underlying Borrower diligently pursues the construction of the Financed Improvements to completion utilizing good workmanship and quality materials. Quality of construction is of the essence, and each construction draw shall be subject to verification by Verification Agent of the satisfactory quality and completion of work in place. In particular, Borrower shall take all reasonable steps to ensure that each Applicable Underlying Borrower supplies such sums of money and performs such duties as may be necessary to complete the construction of the Financed Improvements pursuant to the Plans and in full compliance with all terms and conditions of the Applicable Underlying Loan Documents and all Applicable Laws, all of which shall be accomplished prior to the applicable Completion Date, and without any Lien, claim, or assessment (actual or contingent) asserted against all or any portion of the Applicable Resort for any material, labor, or other items furnished in connection therewith, and all in full compliance with all applicable construction, use, building, zoning, and other

Applicable Laws. Borrower shall provide to Lender evidence of satisfactory compliance with all of such requirements upon request therefor by Lender and shall provide Lender with true and correct copies of all certificates of occupancy issued by the Applicable Jurisdictions and all other governmental entities and individuals immediately upon the issuance thereof. Completion of construction shall include but not be limited to grading, landscaping, adequate sewer, water, electrical, gas, telephone and other utility facilities, completed streets, sidewalks, drainage and curbs, both on-site and off-site, public and private. The construction and development of any building comprising the Financed Improvements described herein shall be completed in accordance with the Applicable Approved Construction Schedule. "Substantial Completion" shall be deemed to have occurred when the Applicable Underlying Borrower has obtained a certificate of completion issued by the Architect and approved by Lender and Verification Agent stating that the Financed Improvements are substantially complete, subject only to a "punch list" designating any minor incomplete work or other performance remaining to be done under the Construction Contract to accomplish Completion of the Financed Improvements (hereinafter defined) and stating the amounts necessary to accomplish Completion of the Financed Improvements. As used herein, "Completion of the Financed Improvements" shall mean one hundred percent (100%) finished construction of the Financed Improvements (not Substantial Completion as defined above) in accordance with the Plans and all Applicable Laws, certified in writing to Lender by Borrower and the Architect.

            (e) Right of Lender to Inspect Property and Review Plans. Lender and Verification Agent, at any reasonable time and from time to time, shall be entitled to enter upon each Applicable Resort and to inspect the Financed Improvements and all materials to be used in the construction thereof, and Borrower shall cooperate and use its good faith commercially reasonable efforts to cause each Applicable Underlying Borrower and each General Contractor to cooperate with Lender and Verification Agent during such inspections (including making available to Lender and Verification Agent working copies of the Plans, together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections, and further provided that if no Event of Default exists hereunder, such inspections shall be limited to two (2) times per year in connection with each Applicable Resort. A licensed architect or engineer satisfactory to Lender (the "Inspecting Engineer") shall be retained by Borrower, at Borrower's or each Applicable Underlying Borrower's sole cost and expense, for the purpose of performing inspections as work progresses, certifying that each Applicable Underlying Loan draw request is not in excess of the work completed, less retainage, certifying that the committed and undisbursed Applicable Underlying Loan proceeds are sufficient to complete the Financed Improvements, and covering such other matters as Lender shall reasonably require. Any such inspections shall be for Lender's and Borrower's sole benefit and shall not be relied upon by Borrower or any other Person. In accordance with the provisions hereof, the services to be performed by Verification Agent shall include but not be limited to (i) a review of the Plans, any and all construction contracts, any and all other documents in the possession or control of an Applicable Underlying Borrower or a General Contractor relating to the construction of Financed Improvements and all proposed changes to them; (ii) a review of the Inspecting Engineer's written report to Borrower as described above; (iii) an analysis of the foregoing to ensure conformity of the Financed Improvements with the approved Plans and all Applicable Laws; and (iv) approval of requests for Loan Advances in respect of each Applicable Underlying Loan.

            (f) Notification of Claims by Subcontractors and Materialmen. Borrower shall advise Lender promptly in writing if Borrower receives any notice, written or oral, of any claim filed or asserted by any laborer, subcontractor, or materialman in connection with any labor or materials furnished in the construction of the Financed Improvements.

      6.3 Negative Covenants. For so long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

            (a) Limitation on Other Debt/Further Encumbrances. Without the prior written consent of Lender, which may be granted, withheld, or conditioned, in Lender's sole and absolute discretion, Borrower shall not obtain financing or grant Liens with respect to all or any portion of the Collateral (whether now existing or created hereafter) other than those in favor of Lender.

            (b) Restrictions on Transfers. Neither Borrower nor Guarantor shall, without obtaining the prior written consent of Lender (which consent may be given, withheld, or conditioned by Lender, in Lender's sole and absolute discretion), whether voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, sell, pledge, convey, hypothecate, factor, or assign all or any portion of the Collateral; (ii) lease or license any portion of the Collateral, or change the legal or actual possession or use thereof; or (iii) permit the dilution, transfer, pledge, hypothecation, or encumbrance of any of the stock of Borrower or Guarantor. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Lender shall be required for (A) any transfer of the Collateral or any part thereof to a subsidiary or other Affiliate of Borrower or otherwise; (B) any corporate merger or consolidation, disposition, or other reorganization of Borrower or Guarantor, or the reclassification of any of the capital stock of Borrower or Guarantor; (C) any change in the ownership of Borrower or Guarantor; and (D) any transfer of or change in Guarantor's status as the sole shareholder of Borrower; provided, however, that notwithstanding the foregoing provisions of this Section 6.3(b) to the contrary, Lender shall not unreasonably withhold its consent to any of the actions specified in (A) through
(D) above in the event that the applicable successor to Borrower or Guarantor, as the case may be, is an investment grade company with a minimum tangible net worth of not less than $10,000,000 as determined in accordance with GAAP. In the event that Lender, in Lender's sole discretion, is willing to consent to a transfer that would otherwise be prohibited by this Section 6.3(b), Lender may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 6.3(b), in addition to any other rights or remedies which Lender may have hereunder, pursuant to any other Loan Document, or at law or in equity, Lender may, upon written notice to Borrower, increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

            (c) Use of Lender's Name. Without the prior written consent of Lender, Borrower will not, and will not permit any Affiliate to, use the name of Lender, of Credit Suisse First Boston Corporation, or of any other affiliate of Lender in any press release, advertising, or other promotional materials of any kind.

            (d) Transactions with Affiliates. Without the prior written consent of Lender, Borrower shall not enter into any transaction with any Affiliate thereof in connection with the Collateral, including, without limitation, relating to the purchase, sale, or exchange any assets or properties or the rendering of any service.

            (e) Subordinated Obligations. Pursuant to the Subordination Agreement, neither Borrower nor Guarantor shall, directly or indirectly: (i) make or permit any payment to be made in respect of any indebtedness, claims, rights, liabilities, or obligations, direct or contingent, including, without limitation, the Subordinated Debt (as defined in the Subordination Agreement) to any of its shareholders or other Affiliates or their respective successors and assigns; provided, however, that for so long as no Default or Event of Default exists with respect to the Senior Obligations (as defined in the Subordination Agreement) and payment of any such Subordinated Debt would not render either Borrower or Guarantor insolvent, such Subordinated Debt may be repaid under such regularly scheduled payment terms as are approved in writing by Lender; (ii) breach any other term, provision, or condition of the Subordination Agreement. Notwithstanding the foregoing provisions of this Section 6.3(e) to the contrary and as provided in the Subordination Agreement, during any period of time in which Borrower has a minimum of $7,000,000 in liquid assets as reflected in its most recent financial statements furnished to Lender in accordance with the provisions hereof, the requisite minimum Subordinated Debt of $23,800,000 may be reduced by $1.00 for every $2.00 increase in Borrower's net worth (as determined in accordance with GAAP, without taking into consideration any amounts due Borrower from Guarantor or any other Affiliate of Borrower) in excess of the Minimum Net Worth Requirement. Notwithstanding the foregoing provisions of this Section 6.3(e) to the contrary, the Subordination Agreement shall terminate and be of no further legal force or effect upon the entry of a final, non-appealable order by the United States Bankruptcy Court for the Northern District of New York in the case styled In Re: The Bennett Funding Group, Inc., et al., Case Nos. 96-61376, 96-61377, 96-61378, and 96-61379,
approving the conversion of all of the Subordinated Debt to common stock in Guarantor.

            (f) Name Change. Borrower shall not change its name, its chief executive office, or the locations at which it does business without providing Lender at least thirty (30) days' prior written notice thereof and executing, at Borrower's sole expense, such UCC-3 amendments and all other documents and instruments as Lender, in its sole discretion, deems reasonably necessary or appropriate in order to continue the perfection of its Lien in and to all of the Collateral; provided, however, that under no circumstances shall the name of Borrower ever include the word "Bennett" in it.

            (g) Collateral. Neither Borrower nor Guarantor shall take any action (or permit or consent to the taking of any action) that might materially impair the value of all or any portion of the Collateral or any of the rights of Lender with respect to the Collateral, nor shall Borrower or Guarantor cause or permit any material amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Applicable Mortgages, other Applicable Underlying Loan Documents, or any Applicable Timeshare Documents, including but not limited to the Applicable Declarations.

      6.4 Minimum Net Worth Requirement. Borrower agrees to maintain the Minimum Net Worth Requirement at all times during the term of this Agreement.

SECTION 7. EVENTS OF DEFAULT

      An "Event of Default" shall exist if any of the following occurs:

      7.1 The Loan.

            (a) Payment Default. If Borrower fails to make, as and when due, whether by acceleration or otherwise, any payment or mandatory prepayment of principal, interest, or other fees or amounts of any and every kind hereunder or pursuant to any of the other Loan Documents. Notwithstanding the foregoing sentence to the contrary, a payment by Borrower hereunder or pursuant to any of the other Loan Documents shall not be deemed delinquent hereunder as long as the entire requisite amount is actually received by Lender, without notice or demand of any kind by Lender, within fifteen (15) days following the date upon which such payment is due.

            (b) Covenant Defaults. If Borrower fails fully and timely to perform or observe any non-monetary covenant, agreement, or warranty contained in this Agreement or in any of the other Loan Documents and such failure continues for a period of thirty (30) days after notice of such failure is furnished by Lender; provided, however, that if Borrower commences to cure such failure within such thirty (30) day period but, because of the nature of such failure, cure cannot be completed within thirty (30) days, notwithstanding Borrower's good faith best efforts to do so, then, provided that Borrower diligently seeks to complete such cure, an Event of Default shall not be deemed to have occurred unless such failure continues for a total of ninety (90) days after notice of such failure has been given by Lender, provided that such failure does not (i) result in substantial financial hardship to Lender; or (ii) materially impair the value of all or any portion of the Collateral, as determined in the reasonable judgment of Lender.

            (c) Warranties or Representations. If any statement or representation made by or on behalf of Borrower or Guarantor in this Agreement, in any of the other Loan Documents, or in any document, instrument, certificate, opinion, or other item furnished pursuant to the Loan Documents, is false, misleading, or incorrect in any material respect as of the date made or reaffirmed; provided, however, that no Event of Default shall exist hereunder if such false, misleading, or incorrect statement or representation was made by or on behalf of Borrower or Guarantor in good faith reliance following diligent inquiry upon a document, instrument, certificate, opinion, or other item furnished to Borrower or Guarantor by or on behalf of an Applicable Underlying Borrower or an Applicable Underlying Guarantor.

            (d) Enforceability of Liens. If any Lien granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority Lien in favor of Lender encumbering the asset which it is intended to encumber, and Borrower fails to cause such Lien to become a valid, enforceable, first and prior Lien in a manner satisfactory to Lender, in its sole discretion, within ten (10) days after Lender delivers written notice thereof to Borrower.

            (e) Involuntary Proceedings. If a case is commenced or a petition is filed against Borrower or Guarantor under any Debtor Relief Law, a receiver, conservator, liquidator, or trustee of Borrower or Guarantor or of any material asset of Borrower or Guarantor is appointed by court order and such order remains in effect for more than forty-five (45) days, or if any material asset of Borrower or Guarantor is sequestered by court order and such order remains in effect for more than forty-five (45) days.

            (f) Voluntary Proceedings. If either Borrower or Guarantor voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets.

            (g) Attachment; Judgment; Tax Liens. The issuance, filing, levy, or seizure against all or any portion of the Collateral or any assets of Borrower or Guarantor, of one (1) or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $10,000, that is not discharged in full or stayed within thirty (30) days after such issuance, filing, levy, or seizure.

            (h) Going Concern Reference. If either Borrower's or Guarantor's annual audited financial statements required to be furnished to Lender, pursuant to Section 6.1(g) hereof, make a "going concern" reference or otherwise question Borrower's or Guarantor's continuing viability as a going concern.

            (i) Failure to Deposit Proceeds. If Borrower fails to deliver any payments made under the Pledged Notes Receivable directly to Lender or Lockbox Agent as required by Section 2.5 hereof (other than inadvertent failures that are corrected immediately upon discovery), or if Borrower takes any other action which Lender shall deem to be a conversion of all or any portion of the Collateral or fraudulent with respect to Lender.

            (j) Removal of Collateral. If Borrower conceals, removes, transfers, conveys, assigns, or permits to be concealed, removed, transferred, conveyed, or assigned, any of the Collateral in violation of the terms of any of the Loan Documents or with the intent to hinder, delay, or defraud its creditors or any of them, including, without limitation, Lender.

            (k) Other Defaults. If a material default or event of default occurs in connection with any other loans or financing arrangements that Borrower, Guarantor, or any of their respective Affiliates may have with Lender, including but not limited to the Timeshare Receivables Credit Facility.

            (l) Material Adverse Change. If there occurs any material adverse change in the financial condition of Borrower or Guarantor.

            (m) Minimum Net Worth Requirement. Borrower's failure for any reason to satisfy the Minimum Net Worth Requirement.

            (n) Default by Borrower in Other Agreements. Any default by Borrower
(i) in the payment of any indebtedness to Lender; (ii) in the payment or performance of other indebtedness for borrowed money or obligations in excess of $50,000 secured by all or any portion of the Collateral; or (iii) in the payment or performance of any other material indebtedness or obligations.

            (o) Violation of Negative Covenants. If either Borrower or Guarantor violates any negative covenant set forth in Section 6.3 hereof.

            (p) Insolvency. If either Borrower or Guarantor becomes insolvent or otherwise generally unable to pay its respective debts as and when they become due or payable.

      7.2 Applicable Underlying Loans.

            (a) Payment Defaults. If any Applicable Underlying Borrower fails to make, as and when due, whether by acceleration or otherwise, any payment or mandatory prepayment of principal, interest, or other fees or amounts of any and every kind, pursuant to the Applicable Underlying Loan Documents, and such failure continues for a period of thirty (30) days after notice of such failure is furnished by Borrower to the Applicable Underlying Borrower, which notice shall be given by Borrower immediately upon the Applicable Underlying Borrower's failure to make the required payment.

            (b) Loss of Eligibility. A Pledged Note Receivable ceases being an Eligible Note Receivable for any reason, pursuant to Section 1.39 hereof.

            (c) Attachment; Judgment; Tax Liens. The issuance, filing, levy, or seizure against any Applicable Resort of one or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $25,000, that is not discharged in full or stayed within sixty (60) days after such issuance, filing, levy, or seizure.

            (d) Applicable Timeshare Documents. If any Applicable Declaration or a timeshare regime created thereby at an Applicable Resort is amended, restated, or terminated without Lender's prior written consent.

            (e) Insolvency. If any Applicable Underlying Borrower or Applicable Underlying Guarantor becomes insolvent or otherwise generally unable to pay its respective debts as and when they become due or payable.

            (f) Involuntary Proceedings. If a case is commenced or a petition is filed against and Applicable Underlying Borrower or Applicable Underlying Guarantor under any Debtor Relief Law, a receiver, conservator, liquidator, or trustee of such Applicable Underlying Borrower or Applicable Underlying Guarantor or of any material asset thereof is appointed by court order and such order remains in effect for more than forty-five (45) days, or if any material asset of an Applicable Underlying Borrower or and Applicable Underlying Guarantor is sequestered by court order and such order remains in effect for more than forty-five (45) days.

            (g) Voluntary Proceedings. If an Applicable Underlying Borrower or an Applicable Underlying Guarantor voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets.

            (h) Material Adverse Change. If there occurs any material adverse change in the financial condition of any Applicable Underlying Borrower or Applicable Underlying Guarantor.

            (i) Enforceability. If any material term, provision, or condition of an Applicable Underlying Loan Document becomes invalid or legally unenforceable by Borrower and its successors and assigns, including Lender.

            (j) Deficiency. If, in Lender's reasonable opinion, the cost of completing any of the Financed Improvements in accordance with the applicable Plans exceeds the total amount set forth in the Applicable Approved Construction Budget and the Applicable Underlying Borrower has failed to make arrangements satisfactory to Lender, in its sole discretion, for the payment of such additional costs.

            (k) Transfer of Property. Except for the sale of Encumbered Intervals in the ordinary course of an Applicable Underlying Borrower's business in accordance with the terms of the Applicable Underlying Loan Documents, and except for transfers due to involuntary condemnation which do not render an Applicable Resort useless for its intended purpose, if an Applicable Underlying Borrower, without Borrower's and Lender's prior written consent, sells, conveys, or further encumbers all or any part of its interest in the Applicable Resort or in any of the personalty located thereon or used or intended to be used in connection therewith. For purposes of this paragraph, an assignment, sale, or transfer shall also include the transfer of any stock of the Applicable Underlying Borrower other than to an existing shareholder thereof.

            (l) Abandonment or Cessation of Construction. If construction of the Financed Improvements at any Applicable Resort, once started, is abandoned or shall, for any reason, cease and not be resumed within fifteen (15) days thereafter, unless such cessation is due to any force majeure events, provided that such force majeure events do not delay construction for so long that the Financed Improvements reasonably cannot be completed within the time allocated for the completion thereof as set forth in the Applicable Approved Construction Schedule.

            (m) Lien Against Applicable Resort. Except for the Permitted Liens and Encumbrances or as otherwise specifically provided herein to the contrary, if Borrower or an Applicable Underlying Borrower grants any mortgage, Lien, or other encumbrance upon all or any portion of an Applicable Resort or any Applicable Underlying Loan Collateral other than in favor of Lender in connection with the Loan, provided that such mortgage, Lien, or other encumbrance has a material adverse effect upon the value of such Applicable Underlying Loan Collateral or all or any portion of the Collateral, unless approved by Lender in writing, in its sole and absolute discretion.

            (n) Title. If any violation or breach shall occur in any agreement, covenant, or restriction affecting title to all or any portion of an Applicable Resort, any Mortgaged Real Property, or any Encumbered Intervals, including but not limited to any Permitted Liens and Encumbrances, and such violation or breach is not cured within any time frame allowed under the Applicable Underlying Loan Documents.

            (o) Maximum Weighted Average. If the Maximum Weighted Average has been exceeded.

      Notwithstanding the foregoing provisions of this Section 7.2 to the contrary, an Event of Default hereunder shall not be deemed to exist if within thirty (30) days following the occurrence of any of the Defaults set forth in this Section 7.2, Borrower pays Lender the total amount of all Advances made by Lender in respect of the Applicable Underlying Loan as to which such occurrence pertained, together with any accrued but unpaid interest thereon and any other amounts advanced by or otherwise owed to Lender in connection with such Applicable Underlying Loan. Promptly following its receipt of all such amounts, and provided that no Default or Event of Default then exists hereunder, Lender shall release its Lien against all Applicable Underlying Loan Collateral that secures the Applicable Underlying Loan in question. Furthermore, an Event of Default pursuant to Section 7.2(o) hereof shall not be deemed to exist if within thirty (30) days following the date as of which Lender notifies Borrower that the Maximum Weighted Average has been exceeded, one (1) or more Applicable Underlying Borrowers pay Lockbox Agent, via wire transfer, a sufficient amount to be applied against the outstanding principal balance of the Applicable Underlying Loan(s) such that the Maximum Weighted Average is no longer exceeded.

SECTION 8. REMEDIES

      8.1 Remedies Upon Default. Should an Event of Default occur, Lender may immediately take any one (1) or more of the actions described in this Section 8, all without notice to Borrower or Guarantor:

            (a) Acceleration. Declare the unpaid balance of the Loan, or any part thereof, immediately due and payable, whereupon the same shall be due and payable to Lender.

            (b) Termination of Obligation to Advance. Terminate any commitment or obligation of Lender to make Advances under this Agreement in its entirety, or any portion of any such commitment, and/or terminate Lender's further performance under this Agreement and/or any other document or instrument to which Lender and Borrower or Guarantor (or any other Affiliate of Borrower) are parties, without further liability or obligation to Borrower or Guarantor, to the extent Lender shall deem appropriate, in its sole discretion, all without notice to Borrower or any Guarantor.

            (c) Termination of Obligation to Grant Partial Releases. Cease granting or authorizing any Applicable Underlying Borrower partial releases from the Lien of an Applicable Mortgage.

            (d) Judgment. Reduce Lender's claim to judgment, foreclose, or other-wise enforce each an every assignment of an Applicable Mortgage and/or any other Lien or security interest in all or any part of the Collateral by any available judicial or other procedure under law. Lender's right to sue and recover a judgment, either before, after, or during the pendency of any proceeding for the enforcement of the Applicable Mortgage, and the right of Lender to recover such judgment shall not be affected by any taking, possession, or foreclosure sale hereunder or by the exercise of any other right, power, or remedy for the enforcement of the terms of the Applicable Mortgage or the foreclosure of the Lien thereof.

            (e) Sale of Collateral. Exercise all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral), including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one (1) or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter enacted.

            (f) Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the total amount owed by the Borrower pursuant to the Loan Documents, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law.

            (g) Purchase of Collateral. Buy all or any part of the Collateral at any public or private sale.

            (h) Exercise of Other Rights. Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower or Guarantor, the right to continue to collect all payments made on the Pledged Notes Receivable and to apply such payments to the Obligations, and to sue in its own name an Applicable Underlying Borrower or other maker of any defaulted Pledged Note Receivable. Lender may also exercise any and all other rights or remedies afforded by any other Applicable Laws or by the Loan Documents or, in the name and stead of Borrower, the Applicable Underlying Loan Documents, as Lender shall deem appropriate, at law, in equity, or otherwise, including but not limited to the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or the Applicable Underlying Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require Borrower to assemble any of the Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender that is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all or any portion of the Collateral or Applicable Underlying Loan Collateral and may enter any Applicable Resort or any of the premises of Borrower or an Applicable Underlying Borrower or wherever the Collateral or Applicable Underlying Loan Collateral shall be located, with or without process of law wherever the Collateral or Applicable Underlying Loan Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least sixty (60) days after sale or disposition of the Collateral or Applicable Underlying Loan Collateral).

      8.2 Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other Person entitled under the Code to notice;

provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without advertisement or other notice of any kind. It is agreed that notice sent not less than ten (10) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 8.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees, that it has incurred or may incur for advice, counsel, or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, and advertising such Collateral for sale, selling same, and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied against the Obligations, and in the event of deficiency, Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of its Liens and security interests, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender, and the same shall be made a further charge and Lien upon the Collateral.

      In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of certain Collateral may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

      8.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other agreement or agreements between Lender and Borrower, Guarantor, or any Affiliate of Borrower, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in its, Custodian's, or Lockbox Agent's possession, custodian, or control any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise, shall absolve, release, or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers, and remedies of Lender, but they shall, in all events, continue until all of the Obligations have been satisfied in full.

      8.4 Rights of Lender Regarding Collateral. In addition to all other rights possessed by Lender, Lender, at its option, may from time to time after there shall have occurred an Event of Default, and for so long as such Event of Default remains uncured, in its sole discretion, take the following actions:

            (a) Transfer all or any part of the Collateral into the name of Lender or its nominee;

            (b) Take control of the proceeds of any of the Collateral;

            (c) Extend or renew the Loan and grant releases, compromises, or indulgences with respect to the Obligations, any portion thereof, any extension, or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

            (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

      8.5 Delegation of Duties and Rights. Lender may perform any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, or other representatives, including but not limited to Verification Agent. To the maximum extent practicable in light of all relevant facts and circumstances, Lender will attempt to avoid any duplication of effort and cost to Borrower in connection with any such delegation on Lender's part.

      8.6 Lender Not in Control. None of the covenants or other provisions contained in this Agreement or in any other Loan Document shall give or be interpreted as giving Lender the right or power to exercise control over the affairs and/or management of Borrower or Guarantor.

      8.7 Waivers. The acceptance by Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercises thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor, and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Default, Event of Default, presentment, and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration, and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases, or changes.

      8.8 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Documents, at law, or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with or pursuant to the Loan Documents.

      8.9 Expenditures by Lender. Any amounts expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein or available at law or in equity shall become part of the Obligations and shall bear interest at the Default Rate from the date of such expenditure until the date repaid.

      8.10 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral or Applicable Underlying Loan Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or contributing cause of any damage.

SECTION 9. CERTAIN RIGHTS OF LENDER

      9.1 Protection of Collateral. Lender may, at any time and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain, and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's Liens, security interests, and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests, and rights as Lender may direct, including, without limitation, by promptly paying, upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Lender's expenses of preserving the Collateral and its Liens and security interests and rights therein shall be added to the principal amount of the Loan and secured by the Collateral..

      9.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, Lender may itself perform, or cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower under Section 9.5 below. In no event, however, shall Lender have any obligation or duty whatsoever to perform any covenant or agreement of Borrower or any Applicable Underlying Borrower contained herein or in any of the other Loan Documents, any Applicable Underlying Loan Documents, or any Applicable Timeshare Documents, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender of any agreement or covenant of Borrower or any Applicable Underlying Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any other Person to exercise any of Lender's rights or remedies hereunder.

      9.3 No Liability of Lender. Lender is obligated to perform all covenants and obligations of Lender hereunder, including but not limited to making Advances to Borrower, subject to all of the terms, provisions, and conditions hereof and of the other Loan Documents. However, neither the acceptance of this Agreement by Lender nor the exercise of any rights hereunder by Lender shall be construed in any way as an assumption by Lender of any obligations, responsibilities, or duties of Borrower or any Applicable Underlying Borrower arising in connection with any Applicable Resort, all or any portion of the Collateral or Applicable Underlying Loan Collateral, under any Applicable Timeshare Documents, or under any Applicable Laws, or in connection with any other business of Borrower or the Collateral, nor shall it otherwise bind Lender to the performance of any obligations with respect to an Applicable Resort, the

Collateral, or any Applicable Underlying Loan Collateral, it being expressly understood that Lender shall not be obligated to perform, observe, or discharge any obligation, responsibility, duty, or liability of Borrower or any Applicable Underlying Borrower with respect to any Applicable Resort, any of the Collateral, any of the Applicable Underlying Loan Collateral, under any of the Applicable Timeshare Documents, or under any Applicable Laws, including but not limited to appearing in or defending any action, expending any money, or incurring any expense in connection therewith. Without limiting the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder nor the acquisition of the Pledged Notes Receivable and/or the other Collateral by Lender prior to or following the occurrence of an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to an Applicable Resort or such Collateral, or any documents or instruments executed in connection therewith, including but not limited to the Applicable Underlying Loan Documents, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower and Guarantor, jointly and severally, hereby agree to indemnify, protect, defend, and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs, and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with
(i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to an Applicable Resort or all or any portion of the Collateral or Applicable Underlying Loan Collateral; (ii) a breach of any certification, representation, warranty, or covenant of Borrower set forth in any of the Loan Documents; (iii) the ownership of the Pledged Notes Receivable, the other Collateral, and the rights, titles, and interests assigned hereby, or intended so to be; (iv) the debtor-creditor relationships between Borrower, on the one hand, and the Applicable Underlying Borrowers or Lender, as the case may be, on the other; or (v) the Pledged Notes Receivable, the Applicable Mortgages, or the management or operation of the Applicable Resorts. The obligations of Borrower to indemnify, protect, defend, and hold Lender harmless as provided in this Agreement are absolute, unconditional, present, and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity, or enforceability of any claim, demand, or suit from which Lender is indemnified. The indemnity provisions in this Section 9.3 shall survive the complete satisfaction of the Obligations and the termination of this Agreement and remain binding and enforceable against Borrower, together with its successors and assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs, and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, that might otherwise constitute legal or equitable discharges of its obligations hereunder. If a court of competent jurisdiction should determine that Borrower is entitled to recover damages from Lender for any reason or upon any cause, claim, or counterclaim, in connection with the Loan or the transactions provided for or contemplated pursuant to this Agreement or the other Loan Documents, Borrower stipulates and agrees that any such damages or awards shall be limited to the amount of the Structuring Advisory Fee or any portion thereof actually paid by Borrower to Lender.

      9.4 Right to Defend Action Affecting Security. Lender may, at Borrower's expense, appear in and defend any action or proceeding, at law or in equity, that Lender in good faith believes may affect the Liens or security interests granted under this Agreement, including, without limitation, with respect to the Pledged Notes Receivable, the Applicable Mortgages, the value of the Collateral, or Lender's rights under any of the Loan Documents.

      9.5 Expenses. All expenses payable by Borrower under any provision of this Agreement shall be Obligations of Borrower, and if paid by Lender, shall be repaid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of payment of such expense(s) by Lender until repaid by Borrower.

      9.6 Lender's Right of Set-Off. Lender shall have the right to set-off against any or all of the Collateral any Obligations then due and unpaid by Borrower.

      9.7 Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person or entity, including, without limitation, any Applicable Underlying Borrower, for the payment of any of the Obligations and without affecting or impairing Lender's Lien and other rights in and to the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan; (b) extend the time or otherwise alter the terms of payment of the Loan; (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements; (d) alter, substitute, or release any property securing the Obligations; (e) realize upon any Collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit; and/or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

      9.8 Assignment of Lender's Interest. Lender shall have the right to assign the Loan and all or any portion of its rights in or pursuant to this Agreement or any of the other Loan Documents to any subsequent holder or holders of the Note or the Obligations that assumes Lender's obligations hereunder and is a bank, pension fund, insurance company, or other institutional investor.

      9.9 Notice to Purchaser. Borrower authorizes either Lender or Verification Agent (but neither Lender, Servicing Agent, Lockbox Agent, nor

Verification Agent shall be obligated) to communicate at any time and from time to time with any Applicable Underlying Borrower or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Lender thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Lender notifications to the Applicable Underlying Borrowers executed in blank by Borrower and in form acceptable to Lender, pursuant to which the Applicable Underlying Borrowers (or other obligors) are directed to remit all payments in respect of the Collateral to Lockbox Agent or as Lender may otherwise require.

      9.10 Collection of the Notes. Borrower hereby directs and authorizes each Applicable Underlying Borrower and other Person liable for the payment of any Pledged Note Receivable, and promptly after the Closing Date, shall direct in writing each such Person, to pay each installment thereon to Lockbox Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender. Following the occurrence of an Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement but shall provide Borrower with accountings of all such activity on at least as frequent a basis as Lockbox Agent was obligated to provide accountings to Lender and Borrower, pursuant to the Lockbox Agreement. In the event that following the occurrence of an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such event of default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Applicable Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such event of default. Borrower hereby further authorizes, directs, and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and, upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by Borrower.

      9.11 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place, and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 9.10 above;
(b) to demand and receive from time to time any and all property, rights, titles, interests, and Liens hereby sold, assigned, and transferred, or intended so to be, and to give receipts for same; (c) upon an Event of Default, to collect all rent, revenues, and income, pursuant to the terms of any Applicable Mortgage; (d) from time to time, to institute and prosecute, in Lender's own name, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and Liens hereby sold, assigned, or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the said property, rights, titles, interests, and Liens; (e) upon an Event of Default, to change Borrower's post office mailing address; and (f) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 9.11 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Lender and duly recorded in the appropriate public records of Onondaga County, New York.

      9.12 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event that Borrower or Guarantor shall make application for or seek relief or protection under the federal bankruptcy code (the "Bankruptcy Code") or any other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower or Guarantor under such Code or other Debtor Relief Laws and not dismissed with prejudice within forty-five (45) days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived by Borrower and Guarantor) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents. In addition, in the event that relief is sought by or against Borrower or Guarantor under the Bankruptcy Code, Borrower and Guarantor agree not to seek, directly or indirectly, in any ensuing bankruptcy proceeding, any extension of the exclusivity period otherwise available to a debtor under the Bankruptcy Code, including, without limitation, the exclusivity period provided for under Section 1121(b) of the Bankruptcy Code.

      9.13 Investigations and Inquiries. Borrower and Guarantor hereby authorize Lender to conduct such investigations and inquiries concerning Borrower, Guarantor, the Applicable Resorts, the Applicable Underlying Borrowers, the Applicable Underlying Guarantors, the Collateral, and the Applicable Underlying Loan Collateral as Lender shall, in its sole discretion, deems necessary or desirable in connection with its monitoring of the Loan and the Collateral therefor, and all such Persons of whom Lender may make such inquiry are empowered to cooperate with, and to provide all requested information to, Lender.

      9.14 Verification of Use. Lender shall be under no duty or obligation to ascertain the manner in which Borrower or any Applicable Underlying Borrower has used or will use the proceeds of the Loan or those of any Applicable Underlying Loan. Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in strict accordance with, the terms, provisions, and conditions of this Agreement and the other Loan Documents. At no time shall Lender be obligated to disburse funds in excess of amounts recommended by Verification Agent. Lender's obligation to fund the Loan is limited to the principal amount set forth herein and in the Note. Borrower is solely responsible for obtaining any other financing that may be necessary in order to enable it to fund the Applicable Underlying Loans or to repay the Loan on or prior to the Maturity Date. It is expressly understood that Lender has no responsibility or obligation whatsoever to provide to Borrower any further financing, whether in connection with the Applicable Underlying Loans or otherwise.

SECTION 10. TERM OF AGREEMENT

      This Agreement shall continue in full force and effect, and the Liens and security interests granted hereby and the duties, covenants, and liabilities of Borrower hereunder, and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if either Borrower or Guarantor makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Laws, state or federal law, common law, or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens and security interests provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 11. MISCELLANEOUS

      11.1 Notices. All notices, requests, and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender, Borrower, or Guarantor. Each such notice, request, or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, and addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested; (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne, with all fees and charges prepaid, addressed as provided below; or (c) if given by any other means, when delivered at the address specified in this Section 11.1:

            If to Borrower:         Resort Funding, Inc.
                                    Two Clinton Square
                                    Syracuse, New York 13202
                                    Attention: Lisa M. Henson, Vice President

            With a copy to:         Resort Funding, Inc.
                                    Two Clinton Square
                                    Syracuse, New York 13202
                                    Attention: Eric C. Cotton, Esq.,
                                               General Counsel

            If to Guarantor:        Equivest Finance, Inc.
                                    Two Clinton Square
                                    Syracuse, New York 13202
                                    Attention: Eric C. Cotton, Esq.,
                                               General Counsel

            If to Lender:           Credit Suisse First Boston
                                      Mortgage Capital LLC
                                    11 Madison Avenue
                                    New York City, New York 10010-3629
                                    Attention: David Arzi, Director

            With a copy to:         Midland Loan Services, L.P.
                                    2001 Shawnee Mission Parkway
                                    Shawnee Mission, Kansas 66205
                                    Attention: Jan Sternin

      11.2 Survival. All representations, warranties, covenants, and agreements made by Borrower herein, in the other Loan Documents, or in any other agreement, document, instrument, or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

      11.3 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES. BORROWER AND GUARANTOR HEREBY AGREE TO ACCEPT THE STATE COURTS LOCATED IN ONONDAGA COUNTY, NEW YORK, AS HAVING PROPER JURISDICTION AND BEING THE PROPER VENUE FOR ANY LEGAL PROCEEDINGS ARISING OUT OF THE LOAN DOCUMENTS.

      11.4 Limitation on Interest. Lender and Borrower intend to comply at all times with all applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note, or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law that would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest"), including without limitation, prepayment fees and late charges, shall, to the maximum extent not prohibited by law, be deemed an expense, fee, premium, or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge, or receive interest in an amount that exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Lender and Borrower expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

      11.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Any provision of this Agreement or any other Loan Document that is held to be illegal, invalid, or unenforceable in a particular Applicable Jurisdiction shall remain valid and enforceable in all other Applicable Jurisdictions. Furthermore, in lieu of any such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement and/or the other Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      11.6 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Guarantor, and Lender and their respective successors and assigns; provided, however, that neither Borrower nor Guarantor may transfer or assign any of its rights or obligations under this Agreement, the Commitment, or the other Loan Documents without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion. This Agreement and the transactions provided for or contemplated hereunder or under any of the other Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment, or the other Loan Documents except as specifically set forth herein or otherwise provided in a written document signed by Borrower and Lender. No Person other than Borrower shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof, and no other Person, other than Borrower, under any circumstances whatsoever, shall be deemed to be a beneficiary of such conditions, any or all of which Lender freely may waive, in whole or in part, at any time if, in its sole discretion, it deems it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction of the Financed Improvements by any Applicable Underlying Borrower or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim, or loss, together with attorneys' fees and costs, resulting from the disbursement of Loan proceeds or from the condition of the Financed Improvements, whether related to the quality of construction or otherwise, and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and continue in full force and effect so long as the possibility of such liability or claim exists.

      11.7 Amendment. This Agreement (including all exhibits and schedules hereto) may not be amended or modified, and no term, provision, or condition hereof may be waived, except by a written instrument that is signed by all of the parties hereto.

      11.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one (1) or more counterparts hereof signed by Borrower, Guarantor, and Lender.

      11.9 Lender Not a Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower or Guarantor, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Guarantor, and Lender to be other than that of debtor and creditor.

      11.10 Release and Return of Notes Receivable. In the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter not to exceed thirty (30) days, Lender shall endorse the Pledged Notes Receivable using the words "Pay to the order of Resort Funding, Inc., without recourse, except to the extent provided in that certain Loan and Security Agreement dated November 14, 1997, by and among Resort Funding, Inc., Equivest Finance, Inc., and Credit Suisse First Boston Mortgage Capital LLC," and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense, free and clear of any Liens or encumbrances by any Person claiming by, through, or under Lender.

      11.11 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      11.12 Entire Agreement. This Agreement and the other Loan Documents, including the exhibits and schedules to them, comprise the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof (including but not limited to the Commitment, except as otherwise expressly provided herein), may not be changed or terminated orally or by course of conduct, and shall be deemed effective as of the Closing Date.

      11.13 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF BORROWER, GUARANTOR, AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY, OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER, GUARANTOR, AND LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER AND GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      The waiver and stipulations of Borrower, Guarantor, and Lender in this
Section 11.13 shall survive the final payment or performance of all of the Obligations and the resulting termination of this Agreement.

      11.14 Incorporation of Exhibits and Schedules. This Agreement, together with all exhibits and schedules hereto, constitute one (1) document and agreement that is referred to herein by the use of the defined term "Agreement." Such exhibits and schedules are incorporated herein as though fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

      11.15 Consent to Advertising and Publicity of Applicable Timeshare Documents. Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, consisting of the name and address of Borrower, the Loan's amount, and the Collateral therefor.

      11.16 Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable, whether such action is taken directly or indirectly by such Person.

      11.17 Captions. Section captions have been included in this Agreement for convenience of reference only and should not be relied upon or used in interpreting the meaning or intent of any provision hereof.

      11.18 Gender. Words of any gender in this Agreement shall include each other gender, where appropriate.

      11.19 No Duty. All attorneys, accountants, appraisers, consultants, custodians, and other professionals retained by Lender in connection with the Loan shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any kind or nature whatsoever to Borrower, Guarantor, or any other Person.

      11.20 Reimbursement for Taxes. Borrower will promptly, upon written demand from Lender, reimburse Lender for any taxes assessed against Lender by the State of New York or any subdivision thereof that is on account of or measured by the interest income received by Lender under the Pledged Notes Receivable and the Applicable Mortgages assigned to Lender pursuant to this Agreement or in any way imposed upon Lender in connection with the transactions contemplated hereunder, including, without limitation, any general intangible tax or documentary tax.

      11.21 Submissions.

            (a) All documents, agreements, reports, surveys, appraisals, insurance policies, references, financial information, and other submissions required to be furnished by Borrower or Guarantor to Lender hereunder or pursuant to any of the other Loan Documents (collectively "Submissions") shall be in form and content satisfactory to Lender, in its sole discretion, and prepared at Borrower's or an Applicable Underlying Borrower's expense.

            (b) Lender shall have the prior right of approval of any Person responsible for preparing a Submission (a "Preparer") and may reject any Submission if Lender, in its sole discretion, believes that the experience, skill, or reputation of the applicable Preparer is unsatisfactory in any respect whatsoever.

            (c) All reports and appraisals required to be furnished by Borrower or Guarantor to Lender hereunder or pursuant to any of the other Loan

Documents shall specifically be addressed to Lender and include the following statement:

      THE UNDERSIGNED ACKNOWLEDGES THAT CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS ADVANCES TO BORROWER ON THE SUBJECT PROPERTY.

            (d) Whether or not expressly stated herein, all consents and approvals granted by Lender hereunder shall be valid and effective only if contained in a written document or instrument that has been signed by a duly authorized representative of Lender; provided, however, that for those categories of consents and approvals set forth in Exhibit "K," attached hereto and incorporated herein by this reference, if such consent, approval, or a denial thereof is not communicated by Lender within the time frames set forth in said Exhibit "N," then Lender's consent or approval of the matter in question shall be deemed to have been granted. Notwithstanding the foregoing sentence, absolutely no deemed consents or approvals of any matters not expressly set forth in Exhibit "K" shall occur.

      11.22 Confidentiality. Each party hereto acknowledges and agrees that the material terms hereof and of the other Loan Documents are and shall remain strictly confidential. No party hereto shall ever disclose the material terms and provisions hereof without the express prior written consent of the other parties; provided, however, that the disclosure of the material terms and provisions of this Agreement to a party's shareholders, officers, directors, principals, attorneys, accountants, or lenders, or if required by law or subpoena, shall not constitute a breach of this Section 11.22. The parties hereto shall take all appropriate measures to prevent the inadvertent or unintentional disclosure of the material terms and provisions hereof.

      IN WITNESS WHEREOF, Borrower, Lender, and Guarantor have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                          BORROWER:

WITNESS:                                  RESORT FUNDING, INC., a
                                          Delaware corporation

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                                          By:
------------------------------------      Its:
           Printed Name

                                          LENDER:

                                          CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          CAPITAL LLC, a Delaware limited
WITNESS:                                  liability company


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                                          By:
------------------------------------      Its:
           Printed Name

                                          GUARANTOR:

                                          EQUIVEST FINANCE, INC, a
WITNESS:                                  Florida corporation


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                                          By:
------------------------------------      Its:
           Printed Name